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As filed with the U.S. Securities and Exchange Commission on April 4, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Anworth Mortgage Asset Corporation

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-2059785 (I.R.S. Employer Identification Number)

1299 Ocean Avenue, 2nd Floor, Santa Monica, California 90401
(310) 255-4493
(Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

Joseph E. McAdams
Chairman of the Board, Chief Executive Officer, and President
1299 Ocean Avenue, 2nd Floor
Santa Monica, California 90401
(310) 255-4493
(Address, including zip code, and telephone number, including area code of agent for service)

With a copy to:

Mark J. Kelson, Esq.
William Wong, Esq.
Greenberg Traurig, LLP
1840 Century Park East, Suite 1900
Los Angeles, California 90067
(310) 586-7700

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement is declared effective by the Commission.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(3)	Proposed maximum offering price per security(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)(4)

Common Stock, par value $0.01 per share(2)

Preferred Stock, par value $0.01 per share

Warrants

Total			$490,236,182.00	$0.00

(1)
Securities registered hereunder may be sold separately, or together with other securities registered hereunder. The securities registered hereunder include the following: (a) an indeterminate number of shares of common stock as may be sold from time to time by the Registrant and an indeterminate number of shares of common stock as may be issued from time to time upon conversion or exchange of any securities registered hereunder; (b) an indeterminate number of shares of preferred stock as may be sold from time to time by the Registrant and an indeterminate number of shares of preferred stock as may be issued from time to time upon conversion or exchange of any securities registered hereunder; and (c) an indeterminable number of warrants, representing rights to purchase common stock or preferred stock registered hereunder.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (which we refer to as the "Securities Act"), this Registration Statement includes any additional shares of common stock that may become issuable from time to time as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of shares of the Registrant's outstanding common stock.

(3)
Pursuant to Rule 457(o) under the Securities Act and General Instruction II.D to Form S-3, this Calculation of Registration Fee table does not specify by each class of securities being registered information as to the amount to be registered, proposed maximum offering price per security, or proposed maximum aggregate offering price. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement exceed $490,236,182.

(4)
In accordance with Rule 415(a)(6) under the Securities Act, this Registration Statement carries over, as of the date of filing of this Registration Statement, $490,236,182 of unsold securities that were previously registered by the Registrant pursuant to its registration statement on Form S-3 (File No. 333-210567) (which we refer to as the "Prior Registration Statement"), which was initially filed with the Commission on April 1, 2016, and declared effective by the Commission on April 13, 2016. In connection with the registration of the offering and sale of such unsold securities under the Prior Registration Statement, the Registrant previously paid the applicable registration fee which will continue to be applied to such unsold securities. Accordingly, the amount of the registration fee is $0 because no additional securities are being registered on this Registration Statement.

             Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

             We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Registration Statement, including the form of base prospectus contained herein, relates to offerings of securities that may be conducted from time to time by Anworth Mortgage Asset Corporation. The specific terms of the securities to be offered will be set forth in a prospectus supplement relating to such offering.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUBJECT TO COMPLETION, DATED APRIL 4, 2019

$490,236,182

Anworth Mortgage Asset Corporation

Common Stock
Preferred Stock
Warrants

        By this prospectus, we may offer, from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering:

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  shares of our common stock;

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  shares of our preferred stock, which may be issued in one or more series;

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  warrants to purchase shares of our common stock or preferred stock; or

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  any combination of the foregoing.

        This prospectus contains a general description of the securities that we may offer for sale from time to time with a maximum aggregate offering price of up to $490,236,182. We will provide the specific terms of the securities in one or more supplements to this prospectus at the time of offering. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. You should read this prospectus and the accompanying supplement carefully before you make your investment decision.

        Our common stock is listed for trading on the New York Stock Exchange (which we refer to as the "NYSE") under the symbol "ANH," our 8.625% Series A Cumulative Preferred Stock is listed for trading on the NYSE under the symbol "ANHPRA," our 6.25% Series B Cumulative Convertible Preferred Stock is listed for trading on the NYSE under the symbol "ANHPRB," and our 7.625% Series C Cumulative Redeemable Preferred Stock is listed for trading on the NYSE under the symbol "ANHPRC."

        We may sell the securities to or through underwriters, dealers or agents, or we may sell the securities directly to investors on our own behalf. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us and them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled "Plan of Distribution" for more information.

        Investing in our securities involves risks. You should carefully consider the information under the section entitled "Risk Factors" beginning on page 5 of this prospectus, and under similar sections contained in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus, before investing in our securities.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (which we refer to as the "SEC") using a "shelf" registration process. Under this process, we may offer and sell any combination of our securities from time to time in one or more offerings with a maximum aggregate offering price of up to $490,236,182 as described in this prospectus. This prospectus provides you with a general description of the securities we may offer and sell, and each time that we offer to sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. It is important that you consider the information contained in this prospectus and any prospectus supplement, together with the additional information incorporated by reference into this prospectus and any prospectus supplement, as described in the sections entitled "Information Incorporated by Reference" and "Where You Can Find More Information," all of which you should read carefully in their entireties before you make your investment decision.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement. We have not authorized any other party to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any different or inconsistent information that others may give you. We are not making an offer to sell, or a solicitation of an offer to buy, the securities in any jurisdiction where the offer, solicitation, or sale is not permitted. You should assume that the information appearing in each of this prospectus and the applicable prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference herein and therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

        As used in this prospectus, references to "Anworth," "Company," "we," "us," "our," or similar expressions refer to Anworth Mortgage Asset Corporation, a Maryland corporation, and, unless the context otherwise requires, its subsidiaries and affiliates.

 CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

        Various statements contained in this prospectus and the documents incorporated by reference herein, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as "may," "will," "should," "expect," "could," "intend," "plan," "anticipate," "estimate," "believe," "continue," "predict," "project," "expect," "intend," "anticipate," "potential," "goal," or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

        The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements:

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  risks associated with investing in mortgage-backed securities (which we refer to as "MBS") and other mortgage-related assets;

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  changes in interest rates and the market value of our target investments;

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  changes in prepayment rates of the mortgage loans securing our mortgage-related investments;

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  changes in the yield curve;

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  the credit performance of our Non-Agency MBS;

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  the credit performance of our residential mortgage loans;

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  the concentration of the credit risks we are exposed to;

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  the state of the credit markets and other general economic conditions, particularly as they affect the price of earnings assets and the credit status of borrowers;

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  the availability of our target investments for purchase at attractive prices;

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  the availability of financing for our target investments, including the availability of repurchase agreement financing and warehouse lines of credit;

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  declines in home prices;

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  increases in payment delinquencies and defaults on the mortgages comprising and underlying our target investments;

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  changes in liquidity in the market for MBS, the re-pricing of credit risk in the capital markets, inaccurate ratings of securities by rating agencies, rating agency downgrades of securities, and changes in the supply of mortgage-related assets available-for-sale;

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  changes in the values of the MBS and other mortgage-related investments in our portfolio and the impact of adjustments reflecting those changes on our financial statements;

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  our ability to generate the amount of cash flow we expect from our target investments;

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  changes in our investment and financial strategies and the new risks that those changes may expose us to;

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  changes in the competitive environment within our industry;

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  changes that may affect our Manager's ability to attract and retain personnel;

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  our ability to successfully diversify our business into new investments and manage the new risks they may expose us to;

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  our ability to manage various operational and regulatory risks associated with our business;

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  our ability to establish, adjust and maintain appropriate hedges for the risks to our portfolio;

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  legislative and regulatory actions affecting the mortgage and derivatives industries or our business;

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  implementation of or changes in government regulations or programs affecting our business;

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  changes due to the consequences of actions by the U.S. government and other foreign governments to address various financial and economic issues and our ability to respond to and comply with such actions and changes;

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  our ability to maintain our qualification as a REIT for federal income tax purposes;

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  our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended (which we refer to as the Investment Company Act");

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  limitations imposed on our business due to our REIT status as exempt from registration under the Investment Company Act; and

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  our ability to manage our growth.

        The forward-looking statements in this prospectus speak only as of the date of this prospectus. The forward-looking statements are based on our beliefs, assumptions and expectations of future events, taking into account all information currently available to us. Forward-looking statements are not guarantees of future events or of our performance. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Please see the sections entitled "Risk Factors" in this prospectus and any accompanying prospectus supplement, and other risks and uncertainties detailed in our other reports and filings with the SEC. If a change occurs, our business, financial condition, liquidity, cash flows and results of operations may vary materially from those expressed in or implied by our forward-looking statements. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those events or the manner in which they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

Our Business

  Our Company

        We were incorporated in Maryland on October 20, 1997 and commenced operations on March 17, 1998. Our principal business is to invest in, finance and manage a leveraged portfolio of residential mortgage-backed securities (which we refer to as "MBS") and residential mortgage loans, which presently includes the following types of investments:

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  Agency mortgage-backed securities (which we refer to as "Agency MBS"), which include residential mortgage pass-through certificates and collateralized mortgage obligations (which we refer to as "CMOs"), which are securities representing interests in pools of mortgage loans secured by residential property in which the principal and interest payments are guaranteed by a government-sponsored enterprise (which we refer to as a "GSE"), such as the Federal National Mortgage Association (which we refer to as "Fannie Mae") or the Federal Home Loan Mortgage Corporation (which we refer to as "Freddie Mac").

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  Non-agency mortgage-backed securities (which we refer to as "Non-Agency MBS"), which are securities issued by companies that are not guaranteed by federally sponsored enterprises and that are secured primarily by first-lien residential mortgage loans.

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  Residential mortgage loans.  We acquire residential mortgage loans from independent loan originators with the intent of holding these loans until we have a sufficient quantity for securitization. These loans are financed by warehouse lines of credit until securitization. We also hold residential mortgage loans through consolidated securitization trusts. We finance these loans through asset-backed securities (which we refer to as "ABS") issued by the consolidated securitization trusts. The ABS which are held by unaffiliated third parties, are non-recourse financing. The difference in the amount of the loans in the trusts and the amount of the ABS represents our retained net interest in the securitization trusts.

        Our principal business objective is to generate net income for distribution to our stockholders primarily based upon the spread between the interest income on our mortgage assets and our borrowing costs to finance our acquisition of those assets.

        We have elected to be taxed as a real estate investment trust (which we refer to as a "REIT") under the Internal Revenue Code of 1986, as amended (which we refer to as the "Code"). As long as we retain our REIT status, we generally will not be subject to federal or state income taxes to the extent that we distribute our taxable net income to our stockholders, and we routinely distribute to our stockholders substantially all of the taxable net income generated from our operations. In order to qualify as a REIT, we must meet various ongoing requirements under the tax law, including requirements relating to the composition of our assets, the nature of our gross income, minimum distribution requirements and requirements relating to the ownership of our stock.

  Our Manager

        We are externally managed and advised by Anworth Management, LLC (which we refer to as our "Manager"). Our Manager is supervised and directed by our board of directors (which we refer to as our "Board"). Our day-to-day operations are being conducted by our Manager through the authority delegated to it under the Management Agreement between us and our Manager (which we refer to as the "Management Agreement") and pursuant to the policies established by our Board.

        Our Manager will also perform such other services and activities relating to our assets and operations as described in the Management Agreement. In exchange for services provided, our

Manager receives a management fee paid monthly in arrears in an amount equal to one-twelfth of 1.20% of our Equity (as defined in the Management Agreement).

Our Investment Strategy

        Our investment objective is to provide attractive risk-adjusted total returns to our stockholders over the long-term primarily through dividends and secondarily through capital appreciation. Our strategy is to invest in residential MBS (both Agency MBS and Non-Agency MBS), residential mortgage loans, and residential rental properties.

        We seek to acquire assets that will produce competitive returns after considering the amount and nature of the investment's anticipated returns, our ability to pledge the investment to secure collateralized borrowings and the costs associated with financing, managing and reserving for these investments.

  Financing Strategy

        Our primary financing source for our Agency MBS and Non-Agency MBS portfolios is repurchase agreements.

        We have acquired residential mortgage loans that are being held-for-securitization. These loans are financed by warehouse lines of credit, which typically are short-term revolving credit facilities extended by a financial institution for loans that are being held pending securitization.

        We also invest in the subordinate classes of newly-formed securitization trusts, which allows us to consolidate all of the loans of these trusts. These residential mortgage loans are financed through ABS issued by the securitization trusts. The ABS which are held by unaffiliated third parties are non-recourse financing. The difference in the amount of the loans and the amount of the ABS represents our retained net interest in the loans held in the securitization trusts.

        We employ short-term borrowing to attempt to increase potential returns to our stockholders. Pursuant to our Capital and Leverage Policy, we seek to strike a balance between the under-utilization of leverage, which reduces potential returns to stockholders, and the over-utilization of leverage, which could reduce our ability to meet our obligations during adverse market conditions.

        The amount of leverage we deploy for particular investments in our target investments depends upon an assessment of a variety of factors, which may include:

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  the anticipated liquidity and price volatility of our assets;

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  the gap between the duration of our assets and liabilities, including hedges;

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  the availability and cost of financing our assets;

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  our opinion of the credit worthiness of financing counterparties;

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  the health of the U.S. economy and residential mortgage and housing markets;

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  our outlook for the level, slope and volatility of interest rates;

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  the credit quality of the loans we acquire and the loans underlying our MBS; and

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  our outlook for asset spreads relative to the London Interbank Offered Rate (which we refer to as "LIBOR") curve.

        Repurchase agreements are financings pursuant to which one party, the seller or borrower, sells assets to the repurchase agreement counterparty, the buyer or lender, for an agreed price with the obligation to repurchase the assets from the buyer at a future date and at a price higher than the original purchase price. The amount of financing available under a repurchase agreement is limited to a specified percentage of the estimated market value of the assets. The difference between the sale price and repurchase price is the interest expense of financing under a repurchase agreement. Under repurchase agreement financing arrangements, if the value of the collateral decreases, the buyer could require the seller to provide additional cash collateral to re-establish the ratio of value of the collateral to the amount of borrowing. In the current financing climate, lenders using repurchase agreements generally advance approximately 95% of the market value of the Agency MBS financed (meaning a 5% haircut) and 65% to 80% of the market value of the Non-Agency MBS financed (meaning a 20% to 35% haircut). A significant decrease in advance rate or an increase in the haircut could result in our having to sell securities in order to meet additional margin requirements by the lender. We expect to mitigate our risk of margin calls under repurchase agreements by deploying a prudent amount of leverage that is below the amount that could be used under current advance rates.

        In order to reduce our exposure to counterparty-related risk, we generally seek to diversify our exposure by entering into repurchase agreements with multiple counterparties. At December 31, 2018, we had approximately $3.812 billion of outstanding balances under repurchase agreements with 26 different counterparties, with a maximum net exposure (the difference between the amount loaned to us and the value of the assets pledged by us as collateral) to any single lender of approximately $30.0 million, or approximately 5.3% of our equity.

  Growth Strategy

        It is our long-term objective to grow our earnings and our dividends per common share by increasing our paid-in capital and book value per share.

Our Target Investments

        Our investment portfolio is focused on two different strategies that embody our hybrid investment approach. The target investments that fall under these strategies are:

  Agency MBS

        This strategy includes investing in Agency MBS and the related derivative transactions. The performance of this strategy is most affected by changes in interest rates, prepayments and mortgage spreads relative to U.S. Treasury securities. These assets have minimal exposure to the underlying credit of the investments. Agency MBS are collateralized by fixed-rate mortgage loans, adjustable-rate mortgage loans, or hybrid mortgage loans, or derivatives thereof, including:

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  mortgage pass-through certificates issued by a GSE such as Fannie Mae and Freddie Mac; and

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  "to-be-announced" (which we refer to as "TBA") forward contracts, which are pools of mortgages with specific investment terms to be issued by government-sponsored enterprises at a future date.

  Mortgage Credit Investments

        These assets include investing in Non-Agency MBS, residential mortgage loans and related derivative transactions. Examples of Non-Agency MBS include MBS collateralized by prime mortgage loans, Alt-A mortgage loans and subprime mortgage loans, which may have fixed-rate, adjustable-rate or hybrid-rate terms.

  Non-Agency MBS

        Non-Agency MBS includes both senior and mezzanine MBS. Senior MBS refers to Non-Agency MBS that represent the senior-most tranches—that is, tranches which have the highest priority claim to cash flows from the related collateral pool within the MBS structure. Mezzanine MBS refers to subordinated tranches within the collateral pool. The Non-Agency MBS we purchase may include investment grade and non-investment grade classes including non-rated securities.

        We believe the performance of our Non-Agency MBS and residential mortgage loans are most affected by changes in credit performance of the underlying collateral. These assets also have interest rate and mortgage spread exposure, but we believe the exposure is not viewed to be the main driver of performance.

  Residential Mortgage Loans Held-for-Securitization

        Residential mortgage loans held for securitization are held at our wholly-owned subsidiary, Anworth Mortgage Loans, Inc. (incorporated August 2017), with the intent to sponsor our own securitizations. The residential mortgage loans held-for-securitization are financed by warehouse lines of credit.

  Residential Mortgage Loans Held-for-Investment Through Consolidated Securitization Trusts

        We invest in residential mortgage loans held-for-investment through consolidated securitization trusts. We finance our residential mortgage loans through ABS issued by the consolidated securitization trusts. The ABS which are held by unaffiliated third parties are non-recourse financing. The difference in the amount of the loans and the amount of the ABS represents our retained net interest in the loans held in the securitization trusts.

  Residential Real Estate

        These assets consist primarily of single-family residential properties which, after renovation, we lease to tenants. Our focus is on acquiring properties that can produce high occupancy and attractive rental rates and generate long-term property appreciation.

Competition

        When we invest in MBS and other mortgage-related assets, we compete with a variety of institutional investors including other REITs, insurance companies, mutual funds, pension funds, investment banking firms, banks and other financial institutions that invest in the same or similar types of assets. Many of these investors have greater financial resources and access to lower costs of capital than we do.

Employees

        Effective December 31, 2011, in accordance with the Management Agreement, all of our employees at our Company, other than our statutory officers, were terminated and were employed by our Manager.

Corporate Information

        Our principal executive offices are located at 1299 Ocean Avenue, 2nd Floor, Santa Monica, California, 90401. Our telephone number is (310) 255-4493 and our fax number is (310) 434-0100. We maintain a website at www.anworth.com. The information contained in, or that can be accessed through, our website, however, is not incorporated by reference into, and is not and should not be deemed to be a part of, this prospectus.

RISK FACTORS

        Our business routinely encounters and attempts to address risks, some of which will cause our future results to differ, sometimes materially, from those originally anticipated. Below, we have described our present view of the most significant risks facing our Company. The risk factors set forth below are not the only risks that we may face or that could adversely affect us. If any of the circumstances described in the risk factors set forth below actually occur, our business, financial condition and results of operations could be materially adversely affected. If this were to occur, the trading price of our securities could decline significantly and stockholders may lose all or part of their investment.

 Risks Related to Our Business

Adverse developments in the residential mortgage market, the real estate market, and the broader financial and capital markets, as well as in the U.S. economy and the broader global economy, may adversely affect our business, results of operations, and financial condition.

        Our results of operations are materially affected by conditions in the markets for mortgages and mortgage-related assets, including MBS and residential mortgage loans, as well as the broader financial markets and the economy generally. Significant adverse changes in financial market conditions leading to the forced sale of large quantities of mortgage-related and other financial assets would result in significant volatility in the market for mortgages and mortgage-related assets and potentially significant losses for us and certain other market participants. In addition, concerns over the U.S. economy or uncertainty regarding future U.S. monetary policy may contribute to increased interest rate volatility. In response to difficult economic conditions, there has been an increased focus by U.S. regulators, international regulators, and banking groups (such as from the Dodd-Frank legislation and Basel III accord) on increasing capital requirements for financial institutions and on greater restrictions on lending. This may have an adverse impact on the supply or value of mortgage-related assets and could also make it more difficult for us as well as others in the marketplace to obtain financing on favorable terms or at all.

The U.S. government may make substantial changes to fiscal, tax, and other federal policies that may adversely affect our business.

        Changes by the U.S. government on U.S. fiscal and tax policies, trade, healthcare, immigration, foreign policies, and governmental regulations may impact the residential mortgage and real estate markets, the U.S. economy, and the broader global economy. At its January 2019 meeting, the Fed Open Market Committee of the Federal Reserve (which we refer to as the "FOMC") maintained the Fed Funds rate at its target range of 2.25% to 2.50%. The FOMC indicated that there would be fewer rate hikes in 2019, as inflation is near 2%, and the expectation was that it would likely remain below that target in 2019. We cannot predict whether or when such other actions or policies may occur or what impact, if any, such actions or policies could have on our business, results of operations and financial condition. These actions or policy changes could negatively affect our business. Until we know what policy changes are made and how these changes impact our business and the business of others that compete in our markets, over the long-term, we cannot predict whether we will benefit from such changes or be negatively affected by them.

New laws may be passed affecting the relationship between Fannie Mae and Freddie Mac, on the one hand, and the federal government, on the other, which could adversely affect the price of Agency MBS.

        The interest and principal payments we expect to receive on the Agency MBS in which we invest will be guaranteed by Fannie Mae and Freddie Mac. Principal and interest on securities issued by Fannie Mae and Freddie Mac are not guaranteed by the U.S. government. All the Agency MBS in which we invest depend on a steady stream of payments on the mortgages underlying the securities.

        Since September 2008, there have been increased market concerns about Fannie Mae's and Freddie Mac's ability to withstand future credit losses associated with securities held in their investment portfolios, and on which they provide guarantees, without the direct support of the federal government. Fannie Mae and Freddie Mac were placed into the conservatorship of the Federal Housing Finance Agency (which we refer to as the "FHFA"), their federal regulator, pursuant to its powers under The Federal Housing Finance Regulatory Reform Act of 2008, a part of the Housing and Economic Recovery Act of 2008.

        In addition to the FHFA becoming the conservator of Fannie Mae and Freddie Mac, the U.S. Department of the Treasury has taken various actions intended to provide Fannie Mae and Freddie Mac with additional liquidity and ensure their financial stability. The U.S. Treasury can hold its portfolio of Agency MBS to maturity and, based on mortgage market conditions, may make adjustments to the portfolio. This flexibility may adversely affect the pricing and availability for our target investments. It is also possible that if and when the U.S. Treasury commits to purchase Agency MBS in the future, it could create additional demand that would increase the pricing of Agency MBS that we seek to acquire.

        Shortly after Fannie Mae and Freddie Mac were placed in federal conservatorship, the Secretary of the U.S. Treasury suggested that the guarantee payment structure of Fannie Mae and Freddie Mac should be re-examined. The future roles of Fannie Mae and Freddie Mac could be significantly reduced and the nature of their guarantees could be eliminated or considerably limited relative to historical measurements. The U.S. Treasury could also stop providing credit support to Fannie Mae and Freddie Mac in the future. Any changes to the nature of the guarantees provided by Fannie Mae and Freddie Mac could redefine what constitutes an Agency MBS and could have broad adverse market implications. In addition, if Fannie Mae or Freddie Mac was eliminated, or their structures were to change radically, we would not be able to acquire Agency MBS from these companies, which would eliminate a major component of our business model.

        Our income could be negatively affected in a number of ways depending on the manner in which related events unfold. For example, the current credit support provided by the U.S. Treasury to Fannie Mae and Freddie Mac, and any additional credit support it may provide in the future, could have the effect of lowering the interest rate we expect to receive from Agency MBS that we seek to acquire, thereby tightening the spread between the interest we earn on our portfolio of targeted assets and our cost of financing that portfolio. A reduction in the supply of Agency MBS could also negatively affect the pricing of Agency MBS we seek to acquire by reducing the spread between the interest we earn on our portfolio of targeted assets and our cost of financing that portfolio.

        Any law affecting these government-sponsored enterprises may create market uncertainty and have the effect of reducing the actual or perceived credit quality of securities issued or guaranteed by Fannie Mae or Freddie Mac. As a result, such laws could increase the risk of loss on investments in Fannie Mae and/or Freddie Mac Agency MBS. It also is possible that such laws could adversely impact the market for such securities and spreads at which they trade. All of the foregoing could materially adversely affect our business, operations and financial condition.

A failure by the U.S. government to reduce its budget deficit, resolve future debt ceiling or government funding crises or a further downgrade of U.S. sovereign debt and government-sponsored agency debt, could have a material adverse impact on our borrowings and the valuations of our mortgage-related assets and may have a material adverse impact on our stock price, financial condition and results of operations.

        There continues to be concerns over the ability of the U.S. government to reduce its budget deficit and resolve its debt and continued government funding crises. The U.S. sovereign debt and government-sponsored agency debt credit ratings continue to be monitored to account for the risk that U.S. lawmakers fail to reduce its overall debt.

        During the past several years, Congress passed several interim measures to provide temporary funding to the U.S. government and temporarily increase the debt ceiling. In February 2019, Congress reached a tentative deal on the funding of U.S. government operations to avoid another government shut-down. A failure by the U.S. government to reach agreement on future budgets and debt ceilings, reduce its budget deficit, or avoid government shutdowns, or a future downgrade of U.S. sovereign debt and government-sponsored agencies debt, could have a material adverse effect on the U.S. economy and the global economy.

        In particular, this could cause disruption in the capital markets and impact the stability of future U.S. treasury auctions and the trading market for U.S. government securities, resulting in increased interest rates and impaired access to credit. These factors could negatively impact our borrowing costs, our liquidity and the valuation of the mortgage-related assets we currently own in our portfolio, which could have a material adverse impact on our stock price, financial condition and our results of operations.

We are subject to the risk that domestic and international crises, despite efforts by global governments to address such crises, may affect interest rates and the availability of financing in general, which could adversely affect our financing and our operating results.

        In the years following the financial and credit crisis of 2007-2008, several large European banks experienced financial difficulty and were either rescued by government assistance or by other large European banks. Several European governments have coordinated plans to attempt to shore up their financial sectors through loans, credit guarantees, capital infusions, promises of continued liquidity funding and interest rate cuts. Additionally, other governments of the world's largest economic countries also implemented interest rate cuts. There is no assurance that these and other plans and programs will be successful in addressing global credit crises or in preventing other banks from failing. If unsuccessful, this could adversely affect our financing and operations as well as those of the entire mortgage sector in general.

        As the European credit crisis continues, there is a continuing risk to the financial condition and stability of major European banks. Many of the European banks have U.S. banking subsidiaries, which have provided financing to us, particularly repurchase agreement financing and warehouse lines of credit for the acquisition of various mortgage-related investments.

        If the European credit crisis continues to impact major European banks, there is the possibility that it will also impact the operations of their U.S. banking subsidiaries. This could adversely affect our financing and operations as well as those of the entire mortgage sector in general.

Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, the MBS and other mortgage assets in which we invest.

        The U.S. government, through the Federal Housing Administration and the Federal Deposit Insurance Corporation, has implemented programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures. The programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or extending the payment terms of the loans. In addition, members of the U.S. Congress have indicated support for additional legislative relief for homeowners. Loan modifications may lead to fewer foreclosures and reduce losses on loans arising from foreclosures. However, loan modifications and refinancings may also result in significant reductions in cash flows to the holders of mortgage-related investments. These loan modification programs, as well as future legislative or regulatory actions that result in the modification of outstanding mortgage loans, may adversely affect the value of, and the returns on, the mortgage-related investments in which we invest.

A change in the LIBOR setting process could affect the interest rates that borrowing agreement counterparties charge on borrowings in general. Any such change could affect our borrowing agreements and could have an adverse impact on our net interest income.

        Over the past several years, U.S. and British banking authorities assessed fines on several major financial institutions for LIBOR manipulation. LIBOR is an unregulated rate based on estimates that lenders submitted to the British Bankers' Association, a trade group that compiled the information and published daily the LIBOR rate. On February 1, 2014, the administration of LIBOR was transferred from the British Bankers' Association to the Intercontinental Exchange Benchmark Administration (which we refer to as the "IBA") following authorization by the Financial Conduct Authority (the United Kingdom regulators). In July 2017, the Financial Conduct Authority announced that by the end of 2021, LIBOR would be replaced with a more reliable alternative. At this time, we do not know what changes will be made by the Financial Conduct Authority. In the United States, the Alternative Reference Rates Committee selected the Secured Overnight Financing Rate (which we refer to as "SOFR"), which is an overnight secured U.S. Treasury repurchase agreement rate, as the new rate and adopted a proposed transition plan for the change from U.S. LIBOR to SOFR. The calculation of LIBOR under the IBA is the average of the interest rates that some of the world's leading banks charge each other for short-term loans. It is unclear at this time how the change to another alternative to LIBOR will affect the interest rates that repurchase agreement counterparties and lenders charge on borrowings in general and how they could specifically affect our borrowing agreements.

Government use of eminent domain to seize underwater mortgages could materially and adversely affect the value of, and the returns on, our Non-Agency MBS and residential mortgage loans.

        The mortgages securing our Non-Agency MBS and residential mortgage loans are located in different geographic regions across the United States. Several county and municipal governments have discussed using eminent domain to seize from mortgage holders the mortgages of borrowers who are underwater but not in default. In August 2013, the FHFA released a statement expressing serious concerns on the use of eminent domain to restructure mortgages based on a review it conducted since requesting public input on the proposal in August 2012 and indicated that it may take action in response to such use. However, if definitive action is taken by any local governments and such actions withstand Constitutional and other legal challenges resulting in mortgages securing our Non-Agency MBS and residential mortgage loans being seized using eminent domain, the consideration received from the seizing authorities for such mortgages may be substantially less than the outstanding principal balance, which would result in a realized loss and a corresponding write-down of the principal balance of those mortgages. The result of these seizures would be that the amount we receive on our Non-Agency MBS and residential mortgage loans would be less than we would have otherwise received if the mortgage loans had not been seized, which may result in a decline in the market value and an other-than-temporary impairment of these assets. If governments adopt such plans and mortgages securing our Non-Agency MBS and residential mortgage loans are seized on a widespread scale, it could have a material adverse effect on the value of and/or returns on our mortgage-related assets and our results of operations.

Our business is subject to complex and evolving U.S. and international laws and regulations regarding privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation and could result in claims, changes to our business practices and penalties, or otherwise harm our business.

        Regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection, including measures to ensure that encryption of users' data does not hinder law enforcement agencies' access to data. In addition, the interpretation and application of consumer and data protection laws in the United States, Europe, and in other countries in the world are often uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data protection or with the data protection on service providers that we rely upon. If borrower or consumer data, including personally identifiable information, is lost, exposed, stolen, or subject to unauthorized access or use as a result of accidents, error, or malfeasance by employees, independent contractors, or others working for us on our behalf, we may be liable for losses suffered by individuals whose identities are stolen as a result of a data breach on the systems used by our various service providers, and any liability could be material. Even if we are not liable for such losses, any breach of these systems could expose us to material costs in notifying affected individuals and providing credit monitoring services to them as well as regulatory fines or penalties. In addition, any breach of these systems could disrupt our normal business operations and expose us to reputational damage and lost business, revenues and profits. Recent legal developments in Europe have created compliance uncertainty regarding certain transfers of personal data from Europe to the United States. For example, the General Data Protection Regulation (which we refer to as the "GDPR"), which became effective in the European Union (which we refer to as the "EU") on May 25, 2018, not only applies to companies and organizations in the EU but also applies to organizations based outside the EU if they collect or process personal data of individuals located inside the EU. According to the European Commission, personal data is any information relating to an individual, whether it relates to his or her private, professional or public life, and can include anything such as a name, a home address, an email address, bank details, or medical information.

        These laws and regulations are subject to change and uncertain interpretation and could result in claims, changes to our business practices and penalties, or otherwise harm our business. We have communicated with our service providers such as our transfer agent and the company that hosts our website regarding the protection and privacy of personal data of individuals who interact with our Company and have received responses from them regarding their compliance with the GDPR.

Risks Related to Our Financings and Leverage

If we are unable to negotiate favorable terms and conditions on future borrowing arrangements with one or more of our lenders, our ability to acquire investments for our portfolio, our financial condition and earnings could be negatively impacted.

        The terms and conditions of each borrowing arrangement with our lenders are negotiated on a transaction-by-transaction basis. Our access to financing depends upon many factors over which we have little or no control including, but not limited to: general market conditions; each lender's view of the quality and value of our assets and our liquidity; regulatory requirements; our current and future earnings potential; and the market price of our stock. Key terms and conditions of each transaction include interest rates, maturity dates, asset pricing procedures and margin requirements. We cannot assure you that we will be able to continue to negotiate favorable terms and conditions on our future borrowing arrangements. This could negatively impact our ability to acquire investments for our portfolio.

        Also, during periods of market illiquidity or due to perceived credit quality deterioration of the collateral pledged, a lender may require that less favorable asset pricing procedures be employed or the margin requirements be increased. Possible market developments, including a sharp rise in interest rates, a change in prepayment rates, or increasing market concern about the value or liquidity of MBS and residential mortgage loans, may reduce the market value of our portfolio, which may cause our lenders to require additional collateral. Under these conditions, we may determine it is prudent to sell assets to improve our ability to pledge sufficient collateral to support our remaining borrowings. Such sales may be at disadvantageous times, which may harm our operating results and net profitability.

        If one or more major market participants fail, it could negatively impact the marketability of mortgage-related assets, and this could negatively affect the value of the investments in our portfolio, thus reducing our book value.

Our leveraging strategy increases the risks of our operations.

        Use of leverage can enhance our investment returns (and at times when we reduce our leverage, our profitability may be reduced as a result). Leverage, however, also increases risks. In the following ways, the use of leverage increases our risk of loss and may reduce our net income by increasing the risks associated with other risk factors. including a decline in the market value of, or a default on, a mortgage-related asset:

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  The use of leverage increases our risk of loss resulting from various factors including rising interest rates, increased interest rate volatility, downturns in the economy and reductions in the availability of financing or deterioration in the conditions of any of our mortgage-related assets.

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  Substantially all of our borrowings are secured by our mortgage-related assets. A decline in the market value of the assets used to secure these debt obligations could limit our ability to borrow or result in lenders requiring us to pledge additional collateral to secure our borrowings. In that situation, we could be required to sell our investments under adverse market conditions in order to obtain the additional collateral required by the lender. If these sales are made at prices lower than the carrying value of the investments, we would experience losses.

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  A default of a mortgage-related asset that constitutes collateral for our borrowings could also result in an involuntary liquidation of the mortgage-related asset. This would result in a loss to us of the difference between the value of the mortgage-related asset upon liquidation and the amount borrowed against the mortgage-related asset.

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  To the extent we are compelled to liquidate qualified REIT assets to repay debts, our compliance with the REIT rules regarding our assets and our sources of income could be affected, which could jeopardize our status as a REIT. Losing our REIT status would cause us to lose tax advantages applicable to REITs and may decrease our overall profitability and distributions to our stockholders.

We may incur increased borrowing costs related to repurchase agreements and other borrowing facilities that would adversely affect our profitability and our book value.

        If interest rates on our repurchase agreements and on other borrowing facilities increase, that would harm our profitability. Our borrowing costs under repurchase agreements and other short-term borrowing facilities generally correspond to short-term interest rates such as LIBOR, plus or minus a margin. The margins on these borrowings over or under short-term interest rates may vary depending upon:

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  the movement of interest rates;

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  the availability of financing in the market; and

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  the value and liquidity of our mortgage-related assets.

If we are unable to complete securitizations or experience delays on securitization closings, we would face a liquidity shortage in this area of our business, which would harm our operating results.

        We expect to rely significantly upon securitizations to generate cash proceeds to repay warehouse lines and replenish our borrowing capacity. If we are unable to complete a securitization or experience delays, we may be required to utilize other sources of financing which, if available at all, may not be on the best terms for us. Shortages in financing would make it difficult for us to continue to purchase loans. In addition, delays in closing securitizations increase our credit and interest rate risks on our mortgage loans, as we would be holding them for an extended period of time. Several factors could affect our ability to complete a securitization including, among others, the following:

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  Condition in the securities and secondary markets;

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  The credit quality of the mortgage loans acquired;

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  The volume of mortgage acquisitions;

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  The ability to receive good ratings from the rating agencies; and

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  Lack of investor demand for purchasing components of the securities.

Any borrowing arrangements that we use to finance our assets may require us to provide additional collateral or pay down debt, and if these requirements are not met, our financial condition and prospects could deteriorate rapidly.

        Our repurchase agreements and other borrowing agreements involve the risk that the market value of the securities pledged or sold by us to the borrowing agreement counterparty may decline in value, in which case the counterparty may require us to provide additional collateral or to repay all or a portion of the funds advanced. We may not have additional collateral or the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all. Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets. If we cannot meet these requirements, the counterparty could accelerate our indebtedness, increase the interest rate on advanced funds and terminate our ability to borrow funds from them, which could materially and adversely affect our financial condition and ability to implement our investment strategy. In addition, in the event that the counterparty files for bankruptcy or becomes insolvent, our securities may become subject to bankruptcy or insolvency proceedings, thus depriving us of the benefit of these assets. In the event that we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly.

Our use of repurchase agreements and other credit facilities to borrow funds may give our lenders greater rights in the event that either we or a lender files for bankruptcy.

        Our borrowings under repurchase agreements and other credit facilities may qualify for special treatment under the bankruptcy code, giving our lenders the ability to avoid the automatic stay provisions of the bankruptcy code and to take possession of and liquidate our collateral under the repurchase agreements without delay in the event that we file for bankruptcy. Furthermore, the special treatment of repurchase agreements under the bankruptcy code may make it difficult for us to recover our pledged assets in the event that a lender files for bankruptcy. Thus, the use of borrowing agreements exposes our pledged assets to risk in the event of a bankruptcy filing by either a lender or us.

A failure to comply with restrictive covenants in our financing arrangements would have a material adverse effect on us, and any future financings may require us to provide additional collateral or pay down debt.

        We are subject to various restrictive covenants contained in our financing arrangements and may become subject to additional covenants in connection with future financings. These covenants may limit our flexibility to pursue certain investments or incur additional debt. If we fail to meet or satisfy any of these covenants, subject to certain cure provisions, as applicable, we would be in default under those agreements and our indebtedness could be declared due and payable. In addition, our lenders could terminate their commitments, require the posting of additional collateral and enforce their interests against existing collateral. We may also be subject to cross-default and acceleration rights under our financing arrangements, whereby a default (such as a failure to comply with a covenant) under one financing arrangement could trigger a default under other financing arrangements.

Our hedging strategies may not be successful in mitigating our risks associated with interest rates.

        We engage in hedging activity from time to time. As such, we use various derivative financial instruments to provide a level of protection against interest rate risks, but no hedging strategy can protect us completely. When interest rates change, we expect to record a gain or loss on derivatives, which would be offset by an inverse change in the value of loans. Additionally, from time to time, we may enter into hedging transactions in connection with our holdings of mortgage-related assets with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items and futures and forward contracts. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time and may differ from our currently anticipated hedging strategy. We cannot assure you that our use of derivatives will offset the risks related to changes in interest rates. It is likely that there will be periods in the future during which we will incur losses after accounting for our derivative financial instruments. The derivative financial instruments we select may not have the effect of reducing our interest rate risk. In addition, the nature and timing of hedging transactions may influence the effectiveness of these strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. In addition, hedging strategies involve transaction and other costs. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses.

The characteristics of hedging instruments present various concerns, including illiquidity, enforceability, and counterparty risks, which could adversely affect our business and results of operations.

        From time to time, we enter into interest rate swap agreements to hedge risks associated with movements in interest rates. Entities entering into interest rate swap agreements are exposed to credit losses in the event of non-performance by counterparties to these transactions. Effective October 12, 2012, the Commodities Futures Trading Commission (which we refer to as the "CFTC") issued new rules regarding interest rate swaps under the authority granted to it pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (which we refer to as the "Dodd-Frank Act"). Although these rules do not directly affect the negotiations and terms of individual swap transactions between counterparties, they do require that after September 9, 2013, the clearing of all swap transactions occur through registered derivatives clearing organizations, or swap execution facilities, through standardized documents under which each swap counterparty transfers its position to another entity whereby the centralized clearinghouse effectively becomes the counterparty to each side of the swap. It is the intent of the Dodd-Frank Act that the clearing of interest rate swaps in this manner is designed to avoid concentration of swap risk in any single entity by spreading and centralizing the risk in the clearinghouse and its members. In addition to greater initial and periodic margin (collateral) requirements and additional transaction fees both by the swap execution facility and the clearinghouse, the swap transactions are now subjected to greater regulation by both the CFTC and the SEC. These additional fees, costs, margin requirements, documentation, and regulation could adversely affect our business and results of operations.

Risks Related to Our Investments and Investment Activity

Competition may prevent us from acquiring mortgage-related assets at favorable yields, and that would negatively impact our profitability.

        Our net income largely depends on our ability to acquire mortgage-related assets at favorable spreads over our borrowing costs. In acquiring mortgage-related assets, we compete with other REITs, investment banking firms, savings and loan associations, banks, insurance companies, mutual funds, other lenders and other entities that purchase mortgage-related assets, many of which have greater financial resources than us, and many of which are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the Investment Company Act.

        As a result, we may not in the future be able to acquire sufficient mortgage-related assets at favorable spreads over our borrowing costs. If that occurs, our profitability will be harmed.

A decrease or lack of liquidity in our investments may adversely affect our business, including our ability to value and sell our assets.

        Turbulent market conditions could significantly and negatively impact the liquidity of our assets. In some cases, it may be difficult to obtain third-party pricing on certain of our investment securities. Illiquid investments typically experience greater price volatility, as a ready market does not exist, and can be more difficult to value. In addition, third-party pricing for illiquid investments may be more subjective than for more liquid investments. The illiquidity of certain investment securities may make it difficult for us to sell such investments if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded certain of our investments. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay dividends.

        The availability of mortgage-related assets meeting our criteria depends upon, among other things, the level of activity and quality of and demand for these investments in the mortgage securitization and secondary markets. The market for these investments depends upon various factors including the level of activity in the residential real estate market, the level of and difference between short-term and long-term interest rates, incentives for issuers to securitize mortgage loans and demand for these investments by institutional investors. The size and level of activity in the residential real estate lending market depends upon various factors, including the level of interest rates, regional and national economic conditions and real estate values. To the extent we are unable to acquire a sufficient volume of mortgage-related assets meeting our criteria, our results of operations would be adversely affected. Furthermore, we cannot assure you that we will be able to acquire sufficient mortgage-related assets at spreads above our cost of funds.

An increase in interest rates may harm our book value, which could adversely affect the cash available for distribution to you and could cause the price of our securities to decline.

        Increases in interest rates may harm the market value of our mortgage-related assets. Our hybrid adjustable-rate mortgage-related assets (during the fixed-rate component of the mortgages underlying such assets) and our fixed-rate securities are generally more harmed by these increases. In accordance with generally accepted accounting principles utilized in the United States of America (which we refer to as "U.S. GAAP"), we reduce our book value by the amount of any decrease in the market value of our mortgage-related assets. Losses on securities classified as available-for-sale, which are determined by management to be other-than-temporary in nature, are reclassified from "accumulated other comprehensive income" (which we refer to as "AOCI") to current operations.

An increase in interest rates may cause a decrease in the volume of newly issued, or investor demand for, MBS and other mortgage-related assets, which could adversely affect our ability to acquire MBS and other mortgage-related assets that satisfy our investment objectives and to generate income and pay dividends.

        Rising interest rates generally reduce the demand for consumer credit, including mortgage loans, due to the higher cost of borrowing. A reduction in the volume of mortgage loans originated may affect the volume of MBS and other mortgage-related assets available to us, which could affect our ability to acquire MBS and other mortgage-related assets that satisfy our investment objectives. Rising interest rates may also cause MBS and other mortgage-related assets that were issued prior to an interest rate increase to provide yields that exceed prevailing market interest rates. If rising interest rates cause us to be unable to acquire a sufficient volume of MBS or mortgage-related assets with a yield that exceeds the borrowing cost we will incur to purchase MBS or mortgage-related assets, our ability to satisfy our investment objectives and to generate income and pay dividends in the amount expected, or at all, may be materially and adversely affected.

A flat or inverted yield curve may negatively affect our operations, book value and profitability due to its potential impact on investment yields and the supply of adjustable-rate mortgage products.

        A flat yield curve occurs when there is little difference between short-term and long-term interest rates. An inverted yield curve occurs when short-term interest rates are higher than long-term interest rates. A flat or inverted yield curve may be an adverse environment for ARM product volume, as there may be little incentive for borrowers to choose an ARM product over a longer-term fixed-rate loan. If the supply of ARM product decreases, yields may decline due to market forces.

        Our borrowing costs under repurchase agreements generally correspond to short-term interest rates such as LIBOR. A flat or inverted yield curve will likely result in lower profits.

        Additionally, a flat or inverted yield curve may negatively impact the pricing of our securities. According to U.S. GAAP, if the values of our securities decrease, we reduce our book value by the amount of any decrease in the market value of our mortgage-related assets.

        If we cannot renew or replace maturing borrowings, we may have to sell our mortgage-related assets under adverse market conditions and may incur permanent capital losses as a result. Any number of these factors in combination may cause difficulties for us, including a possible liquidation of a major portion of our portfolio at disadvantageous prices with consequent losses, which may render us insolvent.

Interest rate mismatches between our adjustable-rate investments and our borrowings used to fund our purchases of these assets may reduce our income during periods of changing interest rates.

        We fund most of our acquisitions of adjustable-rate investments (including hybrid adjustable-rate investments) with borrowings that have interest rates based on indices and repricing terms similar to, but of shorter maturities than, the interest rate indices and repricing terms of our investments. Accordingly, if short-term interest rates increase, this may harm our profitability.

        The interest rates of adjustable-rate investments may vary over time based upon changes in a short-term interest rate index. Therefore, in most cases, the interest rate indices and repricing terms of these adjustable-rate investments that we acquire and their funding sources will not be identical, thereby creating an interest rate mismatch between our assets and liabilities. While the historical spread between relevant short-term interest rate indices has been relatively stable, there have been periods when the spread between these indices was volatile. During periods of changing interest rates, these mismatches could reduce our net income, dividend yield and the market price of our stock.

        The interest rates on our borrowings generally adjust more frequently than the interest rates on our adjustable-rate investments. For example, at December 31, 2018, our Agency MBS had a weighted average term to next rate adjustment of approximately 24 months, while our borrowings had a weighted average term to next rate adjustment of 32 days. After adjusting for interest rate swap transactions, the weighted average term to next rate adjustment was 1,217 days. Accordingly, in a period of rising interest rates, we could experience a decrease in net income or a net loss because the interest rates on our borrowings adjust faster than the interest rates on our adjustable-rate investments.

We may experience reduced net interest income from holding fixed-rate investments during periods of rising interest rates.

        We generally fund our acquisition of fixed-rate MBS and residential mortgage loans with short-term borrowings. During periods of rising interest rates, our costs associated with borrowings used to fund acquisition of fixed-rate assets are subject to increases while the income we earn from these assets remains substantially fixed. This reduces or could eliminate the net interest spread between the fixed-rate assets that we purchase and our borrowings used to purchase them, which could lower our net interest income or cause us to suffer a loss. At December 31, 2018, 20% of our MBS were 15-year fixed-rate Agency MBS, 26% of our MBS were 20-year and 30-year fixed-rate Agency MBS, and approximately 17% of our MBS were fixed-rate Non-Agency MBS.

Interest rate caps on our adjustable-rate MBS may reduce our income or cause us to suffer a loss during periods of rising interest rates.

        Our adjustable-rate MBS (including hybrid adjustable-rate MBS) are subject to periodic and lifetime interest rate caps. Periodic interest rate caps limit the amount an interest rate can increase during any given period. Lifetime interest rate caps limit the amount an interest rate can increase through maturity of a mortgage-backed security. Our borrowings are not subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while interest rate caps would limit the interest rates on our adjustable-rate MBS. This problem is magnified for our adjustable-rate MBS that are not fully indexed. Further, some adjustable-rate MBS may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, we could receive less cash income on adjustable-rate MBS than we need to pay interest on our related borrowings. These factors could lower our net interest income or cause us to suffer a loss during periods of rising interest rates. At December 31, 2018, approximately 37% of our MBS were adjustable-rate securities.

New assets we acquire may not generate yields as attractive or be as accretive to book value as have been experienced historically.

        We may acquire new assets as we receive principal and interest payments and prepayments from our existing assets. We also sell assets from time to time as part of our portfolio and asset/liability management programs. We may invest these proceeds into new earning assets.

        New assets may not generate yields as attractive as we have experienced historically. Business conditions, including credit results, prepayment patterns and interest rate trends in the future, may not be as favorable as they have been during the periods we held the replaced assets.

        New assets may not be as accretive to book value as existing assets. The market value of our assets is sensitive to interest rate fluctuations. In the past as short-term interest rates increased, the market value of our existing assets has declined. As we classify most of our Agency MBS and Non-Agency MBS as available-for-sale, accounting rules require that any unrealized losses from the decline in market value that are not considered to be an other-than-temporary impairment be carried as "accumulated other comprehensive loss" in the "Stockholders' equity" section of the consolidated balance sheets.

        When short-term interest rates stop increasing, or start declining, or when the interest rates on these securities reset, the market value of these assets may increase. This may be more accretive to book value than the new assets that we acquire to replace existing assets.

Increased levels of prepayments from Agency MBS may decrease our net interest income.

        Pools of mortgage loans underlie the MBS that we acquire. We generally receive payments from principal payments that are made on these underlying mortgage loans. When borrowers prepay their mortgage loans faster than expected, this results in prepayments that are faster than expected on the MBS. Faster than expected prepayments could harm our profitability as follows:

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  We primarily purchase Agency MBS that have a higher interest rate than the market interest rate at the time. In exchange for this higher interest rate, we pay a premium over the par value to acquire the security. In accordance with accounting rules, we amortize this premium over the term of the mortgage-backed security. If the mortgage-backed security is prepaid in whole or in part prior to its maturity date, however, we expense the premium that was prepaid at the time of the prepayment. At December 31, 2018, substantially all of our Agency MBS had been acquired at a premium.

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  We anticipate that a substantial portion of our adjustable-rate Agency MBS may bear interest rates that are lower than their fully indexed rates, which are equivalent to the applicable index rate plus a margin. If an adjustable-rate mortgage-backed security is prepaid prior to or soon after the time of adjustment to a fully indexed rate, we will have held that mortgage-backed security while it was less profitable and lost the opportunity to receive interest at the fully indexed rate over the remainder of its expected life.

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  If we are unable to acquire new Agency MBS similar to the prepaid MBS, our financial condition, results of operation and cash flow would suffer.

        Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayment rates also may be affected by conditions in the housing and financial markets, general economic conditions, actions by the federal government and the relative interest rates on fixed-rate and adjustable-rate mortgage loans.

        While we seek to minimize prepayment risk to the extent practical, in selecting investments, we must balance prepayment risk against other risks and the potential returns of each investment. No strategy can completely insulate us from prepayment risk.

The timing and amount of prepayments could adversely affect our liquidity and our profitability.

        Prepayments may be difficult to predict and can vary significantly over time. As a holder of MBS, on a monthly basis, we receive a payment equal to a portion of our investment principal as the underlying mortgages are prepaid. With respect to our Agency MBS, we typically receive notice of monthly principal prepayments on the fifth business day of each month (more commonly referred to as "factor day") and receive the related scheduled payment on a specified later date, which for (a) Agency MBS guaranteed by Fannie Mae is the 25th day of that month (or the next business day thereafter); and (b) Agency MBS guaranteed by Freddie Mac is the 15th day of the following month (or the next business day thereafter). This delay between factor day and receipt of payment creates a short-term receivable for us in the amount of any such principal prepayments. In general, on the date each month that the principal prepayments are announced (factor day), the value of our MBS pledged as collateral is reduced by the amount of the prepaid principal and, as a result, our repurchase agreement counterparties will typically initiate a margin call requiring the pledge of additional collateral or cash, in an amount equal to such prepaid principal, in order to re-establish the required ratio of borrowing to collateral value under such repurchase agreements. As the posting of such additional collateral or payment of cash to our counterparties is on or about factor day and is prior to the receipt of the payment to us by the agencies, this would reduce and, depending on the magnitude of such principal prepayments, could be material to, our liquidity. As a result, in order to meet such margin calls, we could be forced to sell assets or take other actions in order to maintain liquidity. If we were required to sell Agency MBS under adverse market conditions, we may receive sale prices lower than we might have received if we sold those securities under normal market conditions and, if these prices were lower than the amortized cost of the Agency MBS, we would incur losses. An increase in prepayment rates could have a material adverse effect on our business, financial condition and results of operations.

A decline in the fair market value of our Non-Agency MBS could result in us recording impairments on these investments, which may have an adverse effect on our results of operations and financial condition.

        A majority of our Non-Agency MBS are accounted for under ASC 310-30, Loans and Debt Securities Acquired with Credit Deterioration (ASC 310-30). A debt security accounted for under ASC 310-30 is initially recorded at its purchase price (fair value). The amount of expected cash flows that exceed the initial investment represents accretable yield, which is recognized as interest income on a level yield basis over the life of the security. The excess of total contractual cash flows over the cash flows expected at its origination is considered to be non-accretable yield.

        Our Company must periodically reassess the expected cash flows of loans accounted for under ASC 310-30 along with the cash flows received. A significant increase in expected cash flows must be accounted for as an increase in the rate of accretion over the remaining life of the security. Conversely, if expected cash flows decrease, an other-than-temporary impairment must be recognized as a charge to earnings. Adjustments to the fair value of Non-Agency MBS, accounted for as available-for-sale securities, are recorded in AOCI. The determination as to whether impairment and accretable yield exists is based on cash flow projections related to the securities. As a result, the timing and amount of impairment and accretable yield constitutes a material estimate that is susceptible to significant change.

Our investments in Non-Agency MBS and residential mortgage loans involve credit risk, which could materially adversely affect our results of operations.

        In general, Non-Agency MBS and residential mortgage loans carry greater investment risk than Agency MBS because they are not guaranteed as to principal and/or interest by the U.S. Government, any federal agency or any federally chartered corporation. Unexpectedly high rates of default (i.e., in excess of the default rates forecasted) and/or higher than expected loss severities on the mortgages collateralizing our Non-Agency MBS and residential mortgage loans held-for-investment through consolidated securitization trusts may adversely affect the values of such assets. Accordingly, Non-Agency MBS and other investment assets of less-than-high credit quality could cause us to incur losses of income from, and/or losses in market value relating to, these assets if there are defaults of principal and/or interest on these assets.

We may have significant credit risk, especially on Non-Agency MBS and residential mortgage loans in certain geographic areas and may be disproportionately affected by economic or housing downturns, natural disasters, terrorist events, adverse climate changes or other adverse events specific to those markets.

        A significant number of the mortgages collateralizing our mortgage assets may be concentrated in certain geographic areas. Any event that adversely affects the economy or real estate market in these areas could have a disproportionately adverse effect on our mortgage assets. In general, any material decline in the economy or significant difficulties in the real estate markets would be likely to cause a decline in the value of residential properties securing the mortgages in the relevant geographic area. This, in turn, would increase the risk of delinquency, default and foreclosure on real estate collateralizing our mortgage assets in this area. This may then materially adversely affect our credit loss experience on our mortgage assets in such area if unexpectedly high rates of default (i.e., in excess of the default rates forecasted) and/or higher than expected loss severities on the mortgages collateralizing such securities were to occur.

        The occurrence of a natural disaster (such as an earthquake, tornado, hurricane, wildfires, or a flood), economic or housing downturns, terrorist events, significant adverse climate change, or any other adverse event may cause a sudden decrease in the value of real estate and would likely reduce the value of the properties securing the mortgages collateralizing or mortgage assets. Since certain natural disasters may not typically be covered by the standard hazard insurance policies maintained by borrowers, the borrowers may not be able to repair the properties or may stop paying their mortgages if the property is damaged. This would likely cause defaults and credit loss severities to increase on the pool of mortgages securing our mortgage assets which may materially adversely affect our results of operations and financial condition.

We invest in Non-Agency MBS that are collateralized by loans of lower credit quality, such as Alt-A loans or securitized non-performing loans, which, due to lower underwriting standards, are subject to increased risk of losses.

        We invest in Non-Agency MBS backed by collateral pools containing mortgage loans that have been originated using underwriting standards that are less strict than those used in underwriting "prime mortgage loans" (mortgage loans that generally conform to the underwriting standards of Fannie Mae or Freddie Mac). These loans may experience delinquency, foreclosure, bankruptcy and loss rates that are higher than "prime mortgage loans," which could cause the performance of Non-Agency MBS backed by such lower credit quality loans to be adversely affected, which could materially adversely impact our results of operations and financial condition.

We may generate taxable income that differs from our GAAP income on our mortgage-related investments, which may result in significant timing differences in the recognition of income and losses.

        Generally, the cumulative net income we report over the life of an asset will be the same for U.S. GAAP and tax purposes, although the timing of this income recognition over the life of the asset could be materially different. Differences exist in the accounting for U.S. GAAP net income and REIT taxable income, which could lead to significant variances in the amount and timing of when income and losses are recognized under these two measures. As a REIT must distribute at least 90% of its annual taxable income (subject to certain adjustments) to our stockholders, such timing differences could affect the amount of the dividend distribution. However, dividends are declared and paid at the discretion of our Board and depend not only on REIT taxable income but also on our financial results, our overall financial condition, maintenance of our REIT qualification and such other factors as our Board may deem relevant from time to time.

Generally, Non-Agency MBS have greater price sensitivity than Agency MBS, which could cause fluctuations in our book value. Such price fluctuations could cause repurchase agreement lenders to require greater amounts of collateral and higher margin requirements, which could affect our results of operations and could cause us to sell our Non-Agency MBS at potentially distressed prices in periods of significant price fluctuation. It could also cause repurchase agreement lenders to withdraw their financing from such investments.

        Non-Agency MBS historically have been more price sensitive than Agency MBS which may limit the number of lenders willing to provide repurchase agreement financing for these securities. In periods of price volatility, we may be subject to higher margin requirements or may be required to pledge additional collateral which could affect our results of operations. Also, during periods of significant price fluctuation, lenders may cut back the amounts they are willing to finance on such investments or withdraw from lending on such securities. If we could not find replacement financing, this could cause us to sell our Non-Agency MBS at potentially distressed prices, which would adversely affect our results of operations and financial condition.

Our subordinated mortgage assets may be in the "first loss" position, subjecting us to greater risks of loss.

        We invest in certain tranches of mortgage assets that are only entitled to a portion of the principal and interest payments made on mortgage loans underlying the securities issued by the securitization trust. In general, losses on a mortgage loan included in an MBS securitization trust will be borne first by the equity holder of the issuing trust, if any, and then by the "first loss" subordinated security holder and then by the "second loss" subordinate holder and so on.

        We may acquire securities at every level of such a securitization trust, from the equity position to the most senior tranche. In the event of default and the exhaustion of any classes of securities junior to those which we acquire, our securities will suffer losses as well. In addition, if we overvalue the underlying mortgage portfolio, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related MBS, the securities which we acquire may effectively become the "first loss" position ahead of the more senior securities, which may result in significant losses. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly-rated securities, but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn could cause a decline in the value of lower credit quality securities because the ability of obligors or mortgages underlying MBS to make principal and interest payments may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

If our Manager underestimates the collateral loss on our investments, we may experience losses.

        Our Manager values our potential investments based on loss-adjusted yields, taking into account estimated future losses on the mortgage loans that collateralize the investments, and the estimated impact of these losses on expected future cash flows. Our Manager's loss estimates may not prove accurate, as actual results may vary from estimates. In the event that our Manager underestimates the pool level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

The servicing of the mortgage loans that are the underlying collateral of our mortgage-related assets is outside of our control, and if this servicing is not successful in limiting future delinquencies, defaults and losses, it could adversely affect our results of operations.

        Third party servicers provide for the servicing of the mortgage loans that are the underlying collateral of our mortgage-related assets. These service providers control all aspects of loan collection, loss mitigation, default management and ultimate resolution of a defaulted loan. We have no contractual rights with respect to these service providers and their efforts may not be successful in limiting future delinquencies, defaults and losses, which could adversely affect our results of operations.

We invest in securities in the developing Credit Risk Transfer sector that are subject to mortgage credit risk.

        We invest in securities in the developing Credit Risk Transfer sector (which we refer to as the "CRT Sector"). The CRT Sector is comprised of the risk sharing transactions issued by Fannie Mae (which we refer to as "CAS") and Freddie Mac (which we refer to as "STACR") and similarly structured transactions arranged by third party market principals. The securities issued in the CRT Sector are designed to synthetically transfer mortgage credit risk from Fannie Mae and Freddie Mac to private investors. Currently, CAS and STACR transactions are structured and unsecured and unguaranteed bonds issued by Fannie Mae and Freddie Mac, respectively, whose principal payments are determined by the delinquency and prepayment experience of a reference pool of mortgages originated and guaranteed by Fannie Mae or Freddie Mac, respectively, in a particular quarter. Transactions arranged by third party market participants in the CRT Sector are similarly structured to reference a specific pool of loans that have been securitized by Fannie Mae or Freddie Mac and synthetically transfer mortgage credit risk related to those loans to the purchaser of the securities. The holder of the securities in the CRT Sector has the risk that the borrowers may default on their obligations to make full and timely payments of principal and interest. Investments in securities in the CRT Sector could cause us to incur losses of income from, and/or losses in market value relating to, those assets if there are defaults of principal and/or interest on the pool of mortgages referenced in the transaction.

We may invest in leveraged mortgage derivative securities that generally experience greater volatility in market prices, thus exposing us to greater risk with respect to their rate of return.

        We may acquire leveraged mortgage derivative securities that may expose us to a high level of interest rate risk. The characteristics of leveraged mortgage derivative securities result in greater volatility in their market prices. Thus, acquisition of leveraged mortgage derivative securities would expose us to the risk of greater price volatility in our portfolio and that could harm our net income and overall profitability.

We are dependent upon information systems and communication systems and their failure could significantly disrupt our business.

        Our business is highly dependent upon our information and communication systems. Although we have implemented various structural and security policy enhancements to our information systems in recent years, such as a cybersecurity policy manual, employee training, and enhanced firewall and antivirus/malware protection, problems with our computer systems could still occur. Any failure or interruption of our systems, or cyber-attacks, or security breaches of our networks or systems, or of those systems of our service providers, could cause delays or other problems in our securities and loan trading activities, which could have a material adverse effect on our operating results, the market price of our common stock and other securities, and our ability to pay dividends to our stockholders. In addition, we also face the risk of operational failure, termination or capacity constraints of any of the third parties with which we do business or that facilitate our business activities, including clearing agents or other financial intermediaries we use to facilitate our securities and loan transactions.

        Computer malware, viruses, and computer hacking, phishing, and cyber-attacks have become more prevalent in our industry and may occur on our systems in the future. We rely heavily on financial, accounting, and other data processing systems, including those systems of our service providers. It is difficult to determine what, if any, negative impact may directly result from any specific interruption or cyber-attacks or security breaches of our networks or systems (or the networks or systems of, among other third parties, our lenders), or any failure to maintain performance, reliability, and security of our technical infrastructure. As a result, such computer malware, viruses, and computer hacking, phishing and cyber-attacks may negatively affect our operations.

We have a limited operating history in the business of acquiring and securitizing mortgage loans and we may not be successful.

        The acquisition of mortgage loans and the securitization process are inherently complex and involve risks related to the type of mortgage loans we seek to acquire, including interest rate risk, credit risk, finding and maintaining funding sources, prepayment risk, borrower bankruptcies, foreclosures and other factors that we may not be able to properly manage. Less than optimal management of these risks may take years to become apparent. If we fail to properly manage these and other risks, this could harm our business and results of operations.

Representations and warranties made by us in loan sales and securitization may subject us to liability that could result in loan losses, which could harm our operating results.

        In connection with any securitizations we sponsor, we will make representations and warranties regarding the mortgage loans transferred to securitization trusts. The trustee in the securitization trust has recourse to us with respect to the breach of the standard representations and warranties regarding the loans made at the time such mortgage loans are transferred to the trust. While we would have recourse to the loan originators for any such breaches, there can be no assurance of the originators' abilities to honor their respective obligations. Although we may attempt to limit the potential remedies of the trustee to mirror the potential remedies we receive from the originators from who we acquire loans, the remedies to the trustee are often broader than those we have from the originators. Furthermore, if we discover, prior to the securitization, that there is a breach of the representations and warranties we receive from the originators and they fail to repurchase or otherwise fail to cure any deficiency, we will not be able to securitize the loan and will have to hold the loan in our portfolio or sell it to another party, probably at a discount.

We acquire, or will acquire, most of the loans from a limited number of originators and if we fail to properly manage these relationships, or if these originators experience origination problems, our ability to acquire loans from them could be harmed, which would negatively affect our operations.

        We acquire, or will acquire, most of the loans from a limited number of originators. Our ability to manage these relationships is a key aspect of our loan activities. If we do not manage these relationships properly, or if the originators experience origination problems, it would negatively affect the volume of loans we would acquire and could delay our ability to do securitizations, which would negatively affect our operations and financial results.

Our real estate-related assets (including mortgage loans and MBS) are subject to the risks associated with real property.

        We own assets secured by real estate, which are subject to various risks, including:

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  Declines in the value of real estate;

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  Acts of God, including earthquakes, flooding, and other natural disasters, which may result in uninsured losses;

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  Acts of war or terrorism, including the consequences of terrorist attacks;

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  Adverse changes in national and local economic, and general market, conditions;

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  Changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance;

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  Costs of remediation and liabilities associated with environmental conditions, such as indoor mold;

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  Potential liabilities for other legal actions related to property ownership, including tort claims; and

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  The potential for uninsured or under-insured property losses.

        The occurrence of any of the foregoing, or similar events, may reduce our return from an affected property or asset and, consequently, could materially and adversely affect our business, financial condition and results of operations.

We expect to engage in securitization transactions relating to real estate mortgage loans that we will sponsor. In addition, we have invested in, and continue to invest in, mortgage-backed securities issued in securitization transactions sponsored by other companies. These types of transactions and investments expose us to potential material risks.

        Engaging in securitization transactions generally requires us to incur short-term debt on a recourse basis to finance the accumulation of loans or other assets prior to securitization. If demand for investing in securitization transactions weakens, we may be unable to complete the securitization of loans accumulated for that purpose, which may hurt our business or financial results. In addition, in connection with engaging in securitization transactions, we engage in due diligence with respect to the loans we are securitizing and make representations and warranties relating to those loans. When engaging in securitization transactions, we also expect to prepare marketing and disclosure documentation, including term sheets and prospectuses that include disclosures regarding the securitization transaction and the assets being securitized. If our marketing and disclosure documentation are alleged or found to contain inaccuracies or omissions, we may be liable under federal and state securities laws (or other laws) for damages to third parties that invest in these securitization transactions, including in circumstances where we relied upon a third party in preparing accurate disclosures, or we may incur other expenses and costs in connection with disputing these allegations or settling claims. We could be liable under federal and state securities laws (or other laws) for damages to third parties that invest in these securitization transactions, including liability for disclosures prepared by third parties or with respect to loans that we did not sell or contribute to the securitization. Additionally, we typically retain various third-party service providers when we engage in securitization transactions, including underwriters or initial purchasers, trustees, administrative and paying agents, and custodians, among others. We frequently contractually agree to indemnify these service providers against various claims and losses they may suffer in connection with the provision of services to us and/or the securitization trust. To the extent any of the service providers are liable for damages to third parties that have invested in these securitization transactions, we may incur costs and expenses as a result of these indemnities.

        In recent years, there has also been debate as to whether there are defects in the legal process and legal documents governing transactions in which securitization trusts take legal ownership and establish their rights as first priority lien holders on underlying mortgaged property. To the extent there are problems with the manner in which title and lien priority rights were established or transferred, securitization transactions that we sponsor, and third-party sponsored securitizations in which we hold investments, may experience losses, which could materially affect our operating results and could damage our ability to engage in future securitization transactions.

With respect to mortgage loans we own, or which we have purchased and subsequently securitized, we may be subject to liabilities for potential violations of CFPB's TILA-RESPA Integrated Disclosure rule (also referred to as "TRID") or other similar consumer protection laws and regulations, which could adversely impact our business and operating results.

        Federal consumer protections laws and regulations have been enacted and promulgated that are designed to regulate residential mortgage loan underwriting and originators' lending processes, standards and disclosures to borrowers. These laws and regulations include, among others, the CFPB's "TRID, "ability-to-repay," and "qualified mortgage" regulations. In addition, there are various other federal, state and local laws and regulations that are intended to discourage predatory lending practices by residential mortgage loan originators. Failure of residential mortgage loan originators or servicers to comply with these laws and regulations could subject us, as a purchaser of these loans, to monetary penalties and defenses to foreclosures, including by recoupment or setoff of finance charges and fees collected, and could result in rescission of affected residential mortgage loans, which could adversely impact our business and financial results.

 Risks Related to Our Management

We have no employees and our Manager is responsible for making all of our investment decisions. The employees of our Manager are not required to devote any specific amount of time to our business.

        Effective December 31, 2011, in accordance with the Management Agreement, we have no employees and all our prior employees became employees of our Manager. Our Manager is responsible for conducting our day-to-day operations and is responsible for the selection, purchase and sale of our investment portfolio; our financing and hedging activities; providing us with portfolio management and administrative services; and such other services and activities relating to our assets and operations as may be appropriate.

        Mr. Joseph E. McAdams (our Chairman, Chief Executive Officer, and President) and others are officers and employees of our Manager and are also officers and employees of Pacific Income Advisers, Inc. (which we refer to as "PIA"), where they devote a portion of their time. These officers and employees are under no contractual obligations mandating minimum amounts of time to be devoted to our Company. In addition, a trust controlled in part by Mr. Lloyd McAdams (one of our directors and our former Chairman and Chief Executive Officer) is the principal stockholder of PIA.

        These officers and employees are involved in investing approximately $7.1 billion (including our assets) in MBS and other fixed income assets for institutional clients and individual investors through PIA at December 31, 2018. These multiple responsibilities and ownerships may create conflicts of interest if these officers and employees of our Company are presented with opportunities that may benefit both us and the clients of PIA. These officers allocate investments among our portfolio and the clients of PIA by determining the entity or account for which the investment is most suitable. In making this determination, these officers consider the investment strategy and guidelines of each entity or account with respect to acquisition of assets, leverage, liquidity and other factors that our officers determine appropriate. These officers, however, have no obligation to make any specific investment opportunities available to us and the above-mentioned conflicts of interest may result in decisions or allocations of securities that are not in our best interests.

        Additionally, there is nothing in the Management Agreement that prevents our Manager or any of its affiliates, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other person or entity, whether or not the investment objectives or policies of any such other person or entity are similar to those of our Company or in any way binds or restricts our Manager or any of its affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the accounts of others for whom our Manager or any of its affiliates, officers, directors or employees may be acting.

        Mr. Lloyd McAdams (a director and our former Chairman and Chief Executive Officer) is also an owner and Chairman of Syndicated Capital, Inc., a registered broker-dealer. Syndicated Capital, Inc. has been authorized by our Board to act as an authorized broker on any buyback of our Company's common stock. The service to PIA and Syndicated Capital, Inc. by the officers and employees of our Manager allow them to spend only part of their time and effort managing our Company, as they are required to devote a portion of their time and effort to the management of other companies, and this may harm our overall management and operating results.

        Messrs. Joseph E. McAdams, Charles J. Siegel, John T. Hillman, Ms. Heather U. Baines, and others are officers and employees of PIA Farmland, Inc. and its external manager, PIA, where they devote a portion of their time. PIA Farmland, Inc., a privately-held real estate investment trust investing in U.S. farmland properties leased to independent farm operators, was incorporated in February 2013. These officers and employees are under no contractual obligations to PIA Farmland, Inc., its external manager, PIA, or to Anworth or its external manager, Anworth

Management, LLC, as to their time commitment. To the extent that significant time is devoted to PIA Farmland, Inc. and PIA, this could harm our overall management and operating results.

We are completely dependent upon our Manager, who provides services to us through the Management Agreement, and we may not find suitable replacements for our Manager if the Management Agreement is terminated or such key personnel are no longer available to us. The loss of any key personnel of our Manager could harm our operations.

        We no longer have any employees and are completely dependent on our Manager to conduct our operations pursuant to the Management Agreement. Our Manager has its own employees, which conduct its day-to-day operations. The Management Agreement does not require our Manager to dedicate specific personnel to our operations.

        If we terminate the Management Agreement without cause, we may not, without the consent of our Manager, employ any employee of our Manager or any of its affiliates, or any person who has been employed by our Manager or any of its affiliates at any time within the two year period immediately preceding the date on which the person commences employment with us for two years after such termination of the Management Agreement. We will not have retention agreements with any of our officers. We believe that the successful implementation of our investment and financing strategies will depend upon the experience of certain of our Manager's officers and employees. None of these individuals' continued service is guaranteed. If the Management Agreement is terminated or these individuals leave our Manager, our Manager may be unable to replace them with persons with appropriate experience, or at all, and we may not be able to execute our business plan.

        We depend upon the diligence, experience and skill of the officers and employees of our Manager for the selection, structuring and monitoring of our mortgage-related assets and associated borrowings. The key officers of our Manager include Mr. Joseph E. McAdams, our Chairman, President, Chief Executive Officer and Chief Investment Officer; Mr. Charles J. Siegel, our Chief Financial Officer, Treasurer and Secretary; Mr. Brett Roth, Senior Vice President; and Ms. Bistra Pashamova, Senior Vice President. Our dependence on our Manager is heightened by the fact that they have a relatively small number of employees and the loss of any key person could harm our entire business, financial condition, cash flow and results of operations. In particular, the loss of the services of Mr. Joseph E. McAdams could seriously harm our business.

The Management Agreement was not negotiated on an arm's-length basis and the terms, including fees payable, may not be as favorable to us as if it were negotiated with an unaffiliated third party.

        Effective as of December 31, 2011, we entered into the Management Agreement, which effected the externalization of our management function. The Management Agreement was negotiated between related parties, and we did not have the benefit of arm's-length negotiations of the type normally conducted with an unaffiliated third party. The terms of the Management Agreement, including fees payable, may not reflect the terms we may have received if it was negotiated with an unrelated third party. In addition, as a result of this relationship, we may choose not to enforce, or to enforce less vigorously, our rights under the Management Agreement because of our desire to maintain our ongoing relationship with our Manager.

If we elect to not renew the Management Agreement without cause, we would be required to pay our Manager a substantial termination fee.

        It will be costly for us if we elect not to renew the Management Agreement without cause.

        With the consent of the majority of our independent directors, and with at least 180-days' prior written notice before the end of the calendar year, we may elect to not renew the Management Agreement at the end of the calendar year. If we elect not to renew the Management Agreement without cause, we will be required to pay our Manager a termination fee equal to three times the average annual management fee earned by our Manager during the 24-month period immediately preceding the most recently completed quarter prior to the year-end termination of the Management Agreement.

        After giving notice of our intent to not renew the Management Agreement without cause, we will continue to be required to pay our Manager the management fees stated in the Management Agreement until the end of the calendar year that the Management Agreement is not renewed. If such notice is given less than 180 days prior to the end of the calendar year, the management fees will be paid until termination of the Management Agreement at the end of the following calendar year.

        At December 31, 2018, if this termination event had occurred, the termination fee, based on the average annual management fee earned by our Manager during the 24-month period immediately preceding the most recently completed quarter prior to the effective date of termination, would be approximately $21.9 million.

If we do not renew the Management Agreement for any reason, we would continue to be obligated to pay the sublease on our office premises in California.

        Our obligation to pay the sublease on our office premises does not end with termination of the Management Agreement. There can be no assurance that we can sublease our office space to another tenant at a rate which eliminates this obligation and is satisfactory to the sublessor and the building owner.

If we elect to not renew the Management Agreement without cause for two years thereafter, we may not retain any of our Manager's employees to assist us in managing our Company on a full-time or interim basis.

        The Management Agreement provides that, without the consent of our Manager, our Company may not, for two years after termination of the Management Agreement, employ any employee of our Manager, or any of its affiliates, or any person who has been employed by our Manager or any of its affiliates, at any time within the two-year period immediately preceding the date on which the person commences employment with our Company. This provision would make it unlikely that our Company would be able to immediately rely on the experience and knowledge of the employees of the former Manager to assist in any changes made by our Board, including assisting with the sale, or the sale or liquidation of a substantial portion of the assets, of our Company.

Various corporate actions require the approval of the majority of all stockholders.

        There are corporate actions which can be implemented only if a majority of all stockholders approves at a convened meeting of stockholders. There can be no assurance that a majority of all stockholders will vote to approve any measure that only a majority of the voting stockholders had previously approved. Examples of actions which require the approval of a majority of all stockholders to pass are: an agreement of consolidation, merger, share exchange or transfer of assets; for dissolution of the Corporation; or for a business combination between the Corporation and an interested stockholder.

In the event of a change of control, we will owe certain of the officers and employees of our Manager a payment as specified in their Change of Control and Arbitration Agreements between these officers/employees and our Company.

        In the event of a change of control of our Company, we would incur the costs of paying lump sum payments and other employee benefits to certain of the officers and employees of our Manager as specified in their Change of Control and Arbitration Agreement between these officers/employees and our Company.

The management fee is payable regardless of our performance.

        Our Manager is entitled to receive a management fee from us that is based on 1.20% of our Equity (as defined in our Management Agreement), regardless of the performance of our investment portfolio. For example, we would pay our Manager a management fee for a specific period even if we experienced a net loss during the same period. Our Manager's entitlement to substantial nonperformance-based compensation may reduce its incentive to devote sufficient time and effort to seeking investments that provide attractive risk-adjusted returns for our investment portfolio. This in turn could harm our ability to make distributions to our stockholders and the market price of our common stock.

The fee structure of the Management Agreement may limit our Manager's ability to retain access to its key personnel.

        Under the terms of the Management Agreement, we are required to pay our Manager a base management fee payable monthly in arrears in an amount equal to one twelfth of 1.20% of our Equity. Our Equity is defined as our month-end stockholders' equity, adjusted to exclude the effect of any unrealized gains or losses included in either retained earnings or other comprehensive income, each as computed in accordance with U.S. GAAP. The Management Agreement does not provide our Manager with an incentive management fee that would pay our Manager additional compensation as a result of meeting performance targets. Some of our externally-managed competitors pay their managers an incentive management fee, which enables them to provide additional compensation to their key personnel. Thus, the lack of an incentive fee in the Management Agreement may limit the ability of our Manager to provide key personnel with additional compensation for strong performance, which could adversely affect our Manager's ability to retain these key personnel. If our Manager were not able to retain any of the key personnel providing services to our Manager, it would have to find replacement personnel to provide those services. Those replacement key personnel may not be able to produce the same operating results as the current key personnel.

Some investors may not view our external management in a positive light, which may affect the market price of our common stock, and may make it more difficult for future offerings of our stock.

        Although there are currently other mortgage REITs that are externally-managed, there may be times in the future when some investors may have a preference for internally-managed companies. There may also be times, if there are low returns from our portfolio, when our external management is not viewed in a positive light. In either of these cases, there may be a negative effect on the market price of our common stock, and this may make it difficult for future offerings of our common stock.

Potential conflicts of interest could arise if our Manager were to take greater risk for the purpose of increasing our equity in order to earn a greater management fee.

        The Management Agreement does not contain an incentive fee. Our Manager is paid a base management fee payable monthly in arrears in an amount equal to one twelfth of 1.20% of our Equity (as defined in the Management Agreement). As the Management Agreement does not contain an incentive fee, our Manager may take greater risk in our investment portfolio to increase our equity in order to earn a greater management fee.

Our Manager's liability is limited under the Management Agreement and we have agreed to indemnify our Manager against certain liabilities.

        Pursuant to the Management Agreement, our Manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of our Board in following or declining to follow any advice or recommendation of our Manager. Our Manager and its affiliates, and the directors, officers, employees and stockholders of our Manager and its affiliates, are not liable to us, any subsidiary of ours, our Board or our stockholders for any acts or omissions by our Manager, its officers, employees or its affiliates, performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their respective duties under this Management Agreement. We have agreed to indemnify our Manager and its affiliates, its directors, officers, employees and stockholders of our Manager and its affiliates (each a "Manager Indemnified Party") of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys' fees) in respect of or arising from any acts or omissions of such Manager Indemnified Party, not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties of such Manager Indemnified Party under this Management Agreement.

Our Manager has limited resources and may not be able to defend itself in litigation.

        The only fee that our Manager receives from us is the base management fee, as previously described. It is anticipated that most, if not all, of this fee will be used by our Manager for compensation to its employees and to pay for its other administrative expenses. Our Manager has limited resources. If our Manager were to be involved in litigation not related to our operations, it may not be able to defend itself and it may be forced to declare bankruptcy or go out of business and we would have to find another manager. This could have a material adverse impact on our business and our operations.

Failure of our Manager to comply with SEC rules and regulations could cause various disciplinary actions, which could cause a disruption in services provided to us, and may impact our business operations and our profitability.

        Under rules promulgated under the Dodd-Frank Act, our Manager is considered an investment adviser. In reliance upon the no-action letter issued by the SEC to the American Bar Association on January 18, 2012, we consider Anworth Management, LLC to be a "relying adviser," which means that its registration as an investment adviser is integrated into the existing registration of PIA, its "filing adviser." Anworth Management, LLC and PIA are both subject to the Investment Advisers Act of 1940 and the rules and regulations of the SEC and also are subject to examination by the SEC. Any failure by Anworth Management, LLC, PIA, or any of their respective employees to comply with such rules and regulations could cause various disciplinary actions, up to and including loss of registration status as investment advisers. Such disciplinary actions could lead to disruptions in the services provided to us which may impact our business operations and our profitability.

Our Board may change our operating policies and strategies without prior notice or stockholder approval and such changes could harm our business, results of operations and stock price.

        Our Board can modify or waive our current operating policies and our strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies may have on our business, operating results and stock price, however, the effects may be adverse.

Risks Related to Our Residential Properties Business

We are in an industry that has significant competition, and we have limited operating history in this sector, which makes this business difficult to evaluate, and may affect our ability to operate this business in a profitable manner.

        Historically, the single-family residential rental business consisted primarily of private individual investors in local markets and was managed individually or by small local property managers. Within the past several years, several institutional companies and REITs have entered this market and have attempted to acquire and operate single-family properties on a large-scale basis and to achieve attractive yields employing technology through a disciplined approach to acquisitions and leasing, marketing and management. Many of our competitors may be larger and have greater financial, technical, leasing, marketing and other resources than we do, which may affect our ability to acquire our target properties at attractive prices and attract quality tenants.

        In addition, although we have several employees who have previously personally engaged in this business on a small scale, we have limited operating history as a company in this business and contract with various third-party professionals to assist us in acquiring and managing our properties and providing services to tenants. If these professionals do a poor job or don't perform to our expectations, it could affect the prices we pay to acquire properties, our relationships with our tenants, the operation of our properties, and our reputation in this business. These factors make this business difficult to evaluate, and may affect our ability to operate this business in a profitable manner.

Many factors affect the single-family residential rental market, and the profitability of this business will be affected both by our assumptions about this market and this market's conditions in our target areas.

        The success of our business model will depend upon many factors including, but not limited to: the availability of properties that meet our investment criteria and our ability to acquire such properties at favorable prices; real estate appreciation or depreciation in our target markets; the condition of our properties; our ability to contain renovation, maintenance, marketing and other operating costs for our properties; our ability to maintain high occupancy rates and target rent levels; general economic conditions in our target markets, such as changes in employment and household earnings and expenses; the effects of rent controls, stabilization laws and other laws or regulations regarding rental rates and tenant rights; and changes in, and changes in enforcement of, laws, regulations and government policies including health, safety, environmental, property, zoning and tax laws. We will have no control over many of these factors, which could adversely affect the profitability of this business. Our success will also depend, in part, on our assumptions about our target properties, our target renters, our renovation, maintenance and other operating costs, and our rental rates and occupancy levels and, if our assumptions prove to be inaccurate, this may adversely affect the profitability of this business.

Initially, our portfolio of properties has been geographically concentrated, and any adverse developments in local economic conditions, or the demand for single-family rental homes in these markets, or the occurrence of natural disasters, may adversely affect the operating results of this business.

        Initially, our target markets are in the east coast of Florida and we are exposed to any adverse developments in local economic conditions or natural disasters in that area. Due to this geographic concentration, any such developments could affect our business to a greater extent than if our properties were less geographically concentrated.

Poor resident selection and defaults by renters may adversely affect the financial performance of this business and harm our reputation.

        Our success depends, in large part, upon our ability to attract and retain qualified tenants. This will depend, in turn, upon our ability to screen applicants, identify good residents, avoid tenants who may default, and the willingness of our tenants to renew their leases. When properties are vacant, we are not earning rental income and incur maintenance costs as well as turnover costs associated with re-leasing the properties, such as marketing and leasing commissions. Additionally, if we have to evict tenants, we will incur legal costs and may have renovation costs if the tenants don't properly maintain the properties or cause damage to the properties. Our reputation in the communities where our properties are located may be harmed if our tenants are not good neighbors or do damage to our properties or to the local communities.

Declining real estate values and impairment charges could adversely affect the earnings and financial condition of this business.

        Our success depends upon our ability to acquire rental properties at attractive values, such that we can earn a satisfactory return on our investment primarily through rental income and secondarily through increases in property values. If we overpay for properties, or if their values subsequently decline or fail to rise because of market factors, we may not achieve our financial objectives. Additionally, U.S. GAAP requires companies to take an impairment charge if there is a permanent decline in the value of a property based upon a review of various market factors. An impairment charge would reduce the net income in the period in which it was taken. Even if we concluded that an impairment charge was not needed, a decline in the value of a property may become manifest over time through reduced rental income from the property, which would affect the earnings and financial condition of this business.

Risks Related to REIT Compliance and Other Tax Matters

If we are disqualified as a REIT, we will be subject to tax as a regular corporation and face substantial tax liability.

        We believe that, since our initial public offering in 1998, we have operated so as to qualify as a REIT under the Code and we intend to continue to meet the requirements for taxation as a REIT. Nevertheless, we may not remain qualified as a REIT in the future. Qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Even a technical or inadvertent mistake could require us to pay a penalty or jeopardize our REIT status. We hold certain assets and derive certain types of income that do not qualify under various gross asset and income requirements applicable to REITs and, if the amounts of such assets or income exceed thresholds permitted under the Code, our ability to qualify as a REIT could be jeopardized. Furthermore, Congress or the IRS might change tax laws or regulations and the courts might issue new rulings, in each case potentially having retroactive effects that could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

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  we would be taxed as a regular domestic corporation, which, among other things, means being unable to deduct distributions to stockholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate rates;

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  any resulting tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders;

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  we would no longer be required to make distributions to our stockholders; and

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  unless we were entitled to relief under applicable statutory provisions, we could be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which we lost our qualification and thus our cash available for distribution to stockholders would be reduced for each of the years during which we do not qualify as a REIT.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

        In order to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, our sources of income, the nature and diversification of our MBS and other assets, the amounts we distribute to our stockholders and the ownership of our stock. We may also be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may limit our ability to hedge effectively.

        Compliance with the REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that is generated from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that does not meet these requirements will generally constitute non-qualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Complying with REIT requirements may force us to liquidate otherwise attractive investments or to make investments inconsistent with our business plan.

        In order to qualify as a REIT, we must also determine that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets can consist of the securities of any one issuer. No more than 20% of the total value of our assets can be stock in taxable REIT subsidiaries. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences. The need to comply with these gross income and asset tests may cause us to acquire other assets that are qualifying real estate assets for purposes of the REIT requirements that are not part of our overall business strategy and might not otherwise be the best investment alternative for us.

REIT distribution requirements could adversely affect our ability to execute our business plan and may require us to incur debt, sell assets, or take other actions to make such distributions.

        In order to continue to qualify as a REIT, we must distribute to stockholders each calendar year at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction of dividends paid and excluding net capital gains. To the extent that we satisfy the 90% distribution requirement but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax law.

        We intend to distribute our net income to stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. Our taxable income may substantially exceed our net income as determined by U.S. GAAP or differences in timing between the recognition of taxable income and the actual receipt of cash may occur, in which case we may have taxable income in excess of cash flow from our operating activities. In such event, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, in order to satisfy the distribution requirement and to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax in that year, we may be required to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures, or repayment of debt, or (iv) make a taxable distribution of our shares as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements. Thus, compliance with the REIT distribution requirements may require us to take actions that may not otherwise be advisable given existing market conditions and hinder our ability to grow, which could adversely affect the value of our common stock.

Even though we elected to be taxed as REIT, we may be required to pay certain taxes.

        Even though we have elected to be taxed as a REIT, we may be subject to certain U.S. federal, state, and local taxes on our income and assets, including taxes on any undistributed income, prohibited transactions, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property, and transfer taxes, including mortgage recording taxes. In addition, in the future, we may hold some of our assets through wholly-owned taxable REIT subsidiaries. Any taxable REIT subsidiaries and any other taxable corporations in which we own an interest will be subject to U.S. federal, state, and local corporate taxes. Payment of these taxes generally would reduce our cash flow and the amount available for distribution to our stockholders.

Our ability to invest in and dispose of TBA contracts could be limited by our REIT status and we could lose our REIT status as a result of these investments.

        We regularly purchase agency securities through TBA contracts. In certain instances, rather than take delivery of the agency securities subject to a TBA contract, we will dispose of the TBA contract through a dollar roll transaction in which we agree to purchase similar securities in the future at a predetermined price or otherwise, which may result in the recognition of income or gains. We account for dollar roll transactions as purchases and sales. The law is unclear regarding whether TBA contracts will be qualifying assets for the 75% asset test and whether income and gains from dispositions of TBA contracts will be qualifying income for the 75% gross income test.

        Until such time as we seek and receive a favorable private letter ruling from the IRS, or we are advised by counsel that TBA contracts should be treated as qualifying assets for purposes of the 75% asset test, we will limit our investment in TBA contracts and any non-qualifying assets to no more than 25% of our assets at the end of any calendar quarter. Further, until such time as we seek and receive a favorable private letter ruling from the IRS or we are advised by counsel that income and gains from the disposition of TBA contracts should be treated as qualifying income for purposes of the 75% gross income test, we will limit our gains from dispositions of TBA contracts and any non-qualifying income to no more than 25% of our gross income for each calendar year. Accordingly, our ability to purchase agency securities through TBA contracts and to dispose of TBA contracts, through dollar roll transactions or otherwise, could be limited.

        Moreover, even if we are advised by counsel that TBA contracts should be treated as qualifying assets or that income and gains from dispositions of TBA contracts should be treated as qualifying income, it is possible that the IRS could successfully take the position that such assets are not qualifying assets and such income is not qualifying income. In that event, we could be subject to a penalty tax or we could fail to qualify as a REIT if (i) the value of our TBA contracts, together with our non-qualifying assets for the 75% asset test, exceeded 25% of our gross assets at the end of any calendar quarter or (ii) our income and gains from the disposition of TBA contracts, together with our non-qualifying income for the 75% gross income test, exceeded 25% of our gross income for any taxable year.

Complying with REIT requirements may force us to borrow to make distributions to stockholders.

        As a REIT, we must distribute at least 90% of our annual taxable income (subject to certain adjustments) to our stockholders. At the time when we are required to make previously declared dividend distributions, declines in the value of our portfolio holdings and the resulting subsequent margins calls may have depleted most or all of our cash and cash equivalents. If this were to occur and if market conditions allowed us to do so, we would sell some of our portfolio holdings to generate sufficient funds to make the dividend payments. If market conditions did not allow us to sell portfolio holdings, we would be required to borrow funds on an unsecured basis to make the previously declared dividend payments.

Dividends payable by REITs do not qualify for the reduced tax rates.

        Current tax law generally provides for favorable tax rates (20% maximum in the case of non-corporate stockholders) on dividends received from corporations. However, dividends paid by REITs to these stockholders are generally not eligible for these reduced rates. Notwithstanding the foregoing, however, all such dividends, other than dividends which are taxable as capital gain dividends or traceable to dividends from a taxable REIT subsidiary, as are received by a pass-through entity or an individual, will be eligible for a 20% deduction from gross income starting in 2018 under the new tax laws. This eligibility for a 20% deduction will expire in 2025. This legislation does not adversely affect the taxation of REITs or dividends paid by REITs, but the more favorable rates applicable to non-REIT corporate dividends could cause investors which are trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock. Investors and potential investors should consult with their tax advisors regarding the implications of this new tax bill on any investment in our stock.

The tax imposed on REITs engaging in "prohibited transactions" will limit our ability to engage in transactions, including certain methods of securitizing loans, which would be treated as sales for federal income tax purposes.

        A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property but including any mortgage loans, held in inventory primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell a loan or securitize loans in a manner that was treated as a sale of such inventory for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans other than through a taxable REIT subsidiary and may limit the structures we utilize for our securitization transactions even though such sales or structures might otherwise be beneficial for us. In addition, this prohibition may limit our ability to restructure our investment portfolio of mortgage loans from time to time, even if we believe that it would be in our best interest to do so.

We may incur excess inclusion income that would increase the tax liability of our stockholders.

        In general, dividend income that a tax-exempt entity receives from us should not constitute unrelated business taxable income as defined in Section 512 of the Code. If we realize excess inclusion income and allocate it to stockholders, however, then this income would be fully taxable as unrelated business taxable income under Section 512 of the Code. If the stockholder is foreign, it would generally be subject to U.S. federal income tax withholding on this income without reduction pursuant to any otherwise applicable income tax treaty. U.S. stockholders would not be able to offset such income with their operating losses.

        We generally structure our borrowing arrangements in a manner designed to avoid generating significant amounts of excess inclusion income. However, excess inclusion income could result if we held a residual interest in a REMIC. Excess inclusion income also may be generated if we were to issue debt obligations with two or more maturities and the terms of the payments on these obligations bore a relationship to the payments that we received on our mortgage loans or MBS securing those debt obligations. For example, we may engage in non-REMIC CMO securitizations. We also enter into various repurchase agreements that have differing maturity dates and afford the lender the right to sell any pledged mortgage securities if we default on our obligations. The IRS may determine that these transactions give rise to excess inclusion income that should be allocated among our stockholders. We may invest in equity securities of other REITs and it is possible that we might receive excess inclusion income from those investments. Some types of entities, including, without limitation, voluntarily employee benefit associations and entities that have borrowed funds to acquire their shares of our stock, may be required to treat a portion of or all of the dividends they receive from us as unrelated business taxable income.

Misplaced reliance on legal opinions or statements by issuers of mortgage-related assets could result in a failure to comply with REIT gross income or asset tests.

        When purchasing MBS, government securities and interests in loans held in securitization trusts, we may rely on opinions of counsel for the issuer or sponsor of such securities, or statements made in related offering documents or opinions of tax accountants, for purposes of determining whether and to what extent those securities constitute "real estate assets" for purposes of the REIT asset tests and produce income that qualifies under the REIT income tests. The inaccuracy of any such opinions or statements may harm our REIT qualification and result in significant corporate level tax.

Additional Risk Factors

Failure to maintain an exemption from the Investment Company Act would materially harm our results of operations.

        We believe that we conduct our business in a manner that results in our not being regulated as an investment company under the Investment Company Act. If we fail to continue to qualify for an exemption from registration as an investment company, our ability to use leverage would be substantially reduced and we would be unable to conduct our business as we presently do.

        Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term "investment securities" are, among other things, U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

        The Investment Company Act has an exemption for entities that are primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate." Under the SEC's current interpretation, we qualify for this exemption if we maintain at least 55% of our assets directly in qualifying assets and at least 80% of our assets must be in both the qualifying assets and other real estate related interests (and no more than 20% comprised of other miscellaneous assets). In meeting the 55% requirement under the Investment Company Act, the SEC has generally viewed the following asset types as qualifying interests: (1) assets that represent an actual interest in real estate; (2) loans or liens that are fully secured by real estate; (3) assets that can be viewed as the functional equivalent of, and provide the same economic experiencer as, an actual interest in real estate or a loan or lien fully secured by real estate, such as whole pool agency MBS. In meeting the 55% test, we treat MBS issued with respect to an underlying pool for which we hold all issued certificates as qualifying interests and partial pool agency MBS in other real estate related interests in complying with the 80% test. If the SEC or its staff adopts a contrary interpretation, we could be required to sell a substantial amount of our MBS under potentially adverse market conditions.

Further, in order to maintain our exemption from registration as an investment company by acquiring "mortgages and other liens on and interests in real estate," we may be precluded from acquiring MBS whose yield is somewhat higher than the yield on "mortgages and other liens on and interests in real estate" that could be purchased in a manner consistent with the exemption.

        On August 31, 2011, the SEC issued a release soliciting comments on the mortgage REIT exemption under the Investment Company Act. The SEC indicated in its release that it is concerned that some mortgage companies may be subject to the kinds of abuses that the Investment Company Act was intended to address, such as misvaluations of a company's investment portfolio and excessive leveraging. The release asked for comments on or before November 7, 2011 on whether the exclusion should be narrowed or changed in such a way that these potential abuses can be curtailed. The SEC also asked whether there are existing safeguards in the structure and operations of REITs and other mortgage companies that would address these or similar concerns. Although we believe that we have conducted our operations in a manner that would not be of the types of concerns addressed in the SEC's release, we could be subject to any rules or regulations that the SEC could propose in changing or narrowing the current exclusion that mortgage REITs rely on to maintain an exemption from the Investment Company Act. If the SEC or its staff changes or narrows this exemption, we could be required to sell a substantial amount of our MBS under potentially adverse market conditions. Although, at the present time, it is unknown whether the SEC or its staff will make any changes to this exclusion or the nature of any such changes, it is possible that any such changes could impact our Asset Acquisition Policy, our leverage, our liquidity, the size of our investment portfolio, our ability to use interest rate swap agreements, our ability to borrow, and could have a material adverse effect on our business and results of operations.

We presently are not, nor do we intend to be, regulated as an investment company. Fluctuations in our net income and in our book value will likely be greater than those of investment companies. This may affect investors or potential investors as to the appropriateness of our stock as compared to that of an investment company.

        While presently our assets are similar to those owned by some investment companies, we are not regulated as an investment company. Regulation as an investment company entails that all investment companies maintain significantly lower levels of financial leverage than we have employed since our organization began operations in 1998. Because of the differences in our leverage from that of investment companies, this results in the fluctuation in net income and in book value by us to likely be greater than that experienced by investment companies. Therefore, investors and potential investors in our Company should, on an ongoing basis, carefully determine if this greater level of income fluctuation and book value fluctuation is appropriate for them as compared to whether the less volatile results of investment companies are more appropriate for them.

The market price of our common stock may fluctuate significantly.

        The market price and marketability of shares of our securities may, from time to time, be significantly affected by numerous factors, including many over which we have no control and that may not be directly related to us. These factors including the following:

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  price and volume fluctuations in the stock market from time to time, which are often unrelated to the operating performance of particular companies;

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  significant volatility in the market price and trading volume of securities of REITs or other companies in our sector, which is not necessarily related to the operating performance of these securities;

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  changes in regulatory policies, tax guidelines and financial accounting and reporting standards, particularly with respect to REITs;

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  changes in interest rates;

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  changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the various economic conditions including, but not limited to, Brexit, trade imbalances, credit crisis, currency fluctuations, and the impact of other events, such as threats or actions by other nations such as North Korea and Iran, and global terrorism;

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  changes in our dividend policy and earnings or variations in operating results;

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  any shortfall in revenue or net income or any increase in losses from levels expected by securities analysts;

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  general economic trends and other external factors;

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  changes in financial estimates by analysts or publication of research reports about us or the real estate or specialty finance industry; and

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  loss of major repurchase agreement and other credit providers.

        Fluctuations in the trading price of our common stock may adversely affect the liquidity of the trading market for our common stock and, in the event that we seek to raise capital through future equity financings, our ability to raise such equity capital.

We may not be able to use the money we raise from time to time to acquire investments at favorable prices.

        We intend to seek to raise additional capital from time to time if we determine that it is in our best interests and the best interests of our stockholders, including through public offerings of our stock. The net proceeds of any offering could represent a significant increase in our equity. Depending on the amount of leverage that we use, the full investment of the net proceeds of any offering might result in a substantial increase in our total assets. There can be no assurance that we will be able to invest all of such additional funds in mortgage-related assets at favorable prices. We may not be able to acquire enough mortgage-related assets to become fully invested after an offering, or we may have to pay more for MBS than we have historically. In either case, the return that we earn on stockholders' equity may be reduced.

We have not established a minimum dividend payment level for our common stockholders and there are no assurances of our ability to pay dividends to them in the future.

        We intend to pay quarterly dividends and to make distributions to our common stockholders in amounts such that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed. This, along with other factors, should enable us to qualify for the tax benefits accorded to a REIT under the Code. We have not established a minimum dividend payment level for our common stockholders and our ability to pay dividends may be harmed by the risk factors described in this prospectus. All distributions to our common stockholders will be made at the discretion of our Board and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our Board may deem relevant from time to time. There are no assurances of our ability to pay dividends in the future.

        If we raise additional capital, our earnings per share and dividends per share may decline since we may not be able to invest all of the new capital during the quarter in which additional shares are sold and possibly the entire following calendar quarter.

Our charter does not permit ownership of over 9.8% of our common or preferred stock and attempts to acquire our common or preferred stock in excess of the 9.8% limit are void without prior approval from our Board.

        For the purpose of preserving our REIT qualification and for other reasons, our charter prohibits direct or constructive ownership by any person of more than 9.8% of the lesser of the total number or value of the outstanding shares of our common stock or more than 9.8% of the outstanding shares of our preferred stock. Our charter's constructive ownership rules are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the outstanding stock by an individual or entity could cause that individual or entity to own constructively in excess of 9.8% of the outstanding stock and thus be subject to our charter's ownership limit. Any attempt to own or transfer shares of our common or preferred stock in excess of the ownership limit without the consent of our Board shall be void and will result in the shares being transferred by operation of law to a charitable trust.

Because provisions contained in Maryland law, our charter and our bylaws may have an anti-takeover effect, investors may be prevented from receiving a "control premium" for their shares.

        Provisions contained in our charter and bylaws, as well as Maryland corporate law, may have anti-takeover effects that delay, defer or prevent a takeover attempt, which may prevent stockholders from receiving a "control premium" for their shares. For example, these provisions may defer or prevent tender offers for our common stock or purchases of large blocks of our common stock, thereby limiting the opportunities for our stockholders to receive a premium for their common stock over then-prevailing market prices. These provisions include the following:

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  Ownership limit.  The ownership limit in our charter limits related investors including, among other things, any voting group, from acquiring over 9.8% of our common stock or more than 9.8% of our preferred stock without our permission.

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  Preferred Stock.  Our charter authorizes our Board to issue preferred stock in one or more classes and to establish the preferences and rights of any class of preferred stock issued. These actions can be taken without soliciting stockholder approval.

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  Maryland business combination statute.  Maryland law restricts the ability of holders of more than 10% of the voting power of a corporation's shares to engage in a business combination with the corporation.

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  Maryland control share acquisition statute.  Maryland law limits the voting rights of "control shares" of a corporation in the event of a "control share acquisition."

Future offerings of debt securities, which would be senior to our common stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock upon liquidation, or other equity securities, which would dilute our existing stockholders and may be senior to our common stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, for the purposes of dividend distributions may harm the market price of our common stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock.

        In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock or common stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Our preferred stock may have a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our common stockholders bear the risk of our future offerings reducing the market price of our common stock.

        Our charter provides that we may issue up to 20 million shares of preferred stock in one or more series. The issuance of additional preferred stock on parity with or senior to the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, could have the effect of diluting the amounts we may have available for distribution to holders of the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock. The Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock will be subordinated to all our existing and future debt. Thus, our Series A Preferred Stockholders, our Series B Preferred Stockholders, and our Series C Preferred Stockholders bear the risk of our future offerings reducing the market price of our Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock.

        We may issue additional shares of common stock or shares of preferred stock that are convertible into common stock. If we issue a significant number of shares of common stock or convertible preferred stock in a short period of time, there could be a dilution of the existing common stock and a decrease in the market price of the common stock.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the related accompanying prospectus supplement to acquire MBS and other mortgage-related assets consistent with our investment policy. We then intend to increase our investment assets by borrowing against these assets and using the proceeds of such borrowings to acquire additional MBS and other mortgage-related assets. Pending such investments, we will place the net proceeds in interest-bearing bank accounts or in readily marketable, interest-bearing securities.

 DESCRIPTION OF OUR CAPITAL STOCK

        The description of our capital stock set forth below does not purport to be complete and is qualified in its entirety by reference to our Amended Articles of Incorporation, as amended and supplemented (which we refer to as our "charter"), and our By-Laws, as amended (which we refer to as our "bylaws"), copies of which are exhibits to the registration statement of which this prospectus is a part.

General

        Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, of which 98,564,889 shares were issued and outstanding as of March 31, 2019, and 20,000,000 shares of preferred stock, par value $0.01 per share, issuable in one or more series. As of March 31, 2019, our board of directors (which we refer to as our "Board") had classified (i) 5,150,000 shares of preferred stock as 8.625% Series A Cumulative Preferred Stock (which we refer to as our "Series A Preferred Stock"), of which 1,919,378 are issued and outstanding, (ii) 3,150,000 shares of preferred stock as 6.25% Series B Cumulative Convertible Preferred Stock (which we refer to as our "Series B Preferred Stock"), of which 779,743 are issued and outstanding, and (iii) 5,000,000 shares of preferred stock as 7.625% Series C Cumulative Redeemable Preferred Stock (which we refer to as our "Series C Preferred Stock"), of which 2,010,278 are issued and outstanding.

Common Stock

        All shares of common stock offered hereby will be duly authorized, fully paid and nonassessable. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the Maryland General Corporation Law, our charter, any articles supplementary to our charter, and bylaws.

  Voting

        Each of our common stockholders is entitled to one vote for each share of common stock held of record on each matter submitted to a vote of common stockholders. Meetings of our stockholders are to be held annually and special meetings may be called by a majority of our Board, the chairman of our Board, or our president. Special meetings shall be called by our secretary at the written request of our stockholders entitled to cast at least a majority of all the votes entitled to be cast at a meeting.

  Dividends; Liquidation; Other Rights

        Common stockholders are entitled to receive dividends when, as and if declared by our Board out of legally available funds. The right of our common stockholders to receive dividends is subordinate to the rights of our preferred stockholders. If we liquidate, dissolve or wind up, whether voluntary or involuntary, our common stockholders will share ratably in all of our assets remaining after the payment of all of our liabilities and the payment of all liquidation and other preference amounts to our preferred stockholders. Common stockholders have no preemptive or other subscription rights, and there are no conversion or exchange rights, or redemption or sinking fund provisions, relating to the shares of common stock.

  Classification or Reclassification of Common Stock or Preferred Stock

        Our charter authorizes our Board to classify or reclassify any unissued shares of capital stock into other classes or series of shares, to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations, restrictions on ownership, limitations as to dividends, qualifications and terms or conditions of redemption for each class or series.

  Transfer Agent and Registrar

        Our transfer agent and registrar is American Stock Transfer & Trust Company.

Preferred Stock

        All shares of preferred stock, if and when issued, will be validly issued, fully paid, and non-assessable. Because our Board has the power to establish the preferences, powers and rights of each series of preferred stock, our Board may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of common stockholders.

        The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the articles supplementary relating to such series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including, where applicable, the following: (i) the title and stated value of the preferred stock; (ii) the voting rights of the preferred stock, if applicable; (iii) the preemptive rights of the preferred stock, if applicable; (iv) the restrictions on transfer of the preferred stock, if applicable; (v) the number of shares offered, the liquidation preference per share and the offering price of the shares; (vi) the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock, including the date from which dividends on the preferred stock will accumulate, if applicable; (vii) the provision for a sinking fund, if any, for the preferred stock; (viii) the provision for and any restriction on redemption, if applicable, of the preferred stock; (ix) the provision for and any restriction on repurchase, if applicable, of the preferred stock; (x) the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period; (xi) the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs; and (xii) any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs.

Restrictions on Transfer

        Two of the requirements of qualification for the tax benefits accorded by the REIT provisions of the tax code are that (i) during the last half of each taxable year not more than 50% in value of the outstanding shares may be owned directly or indirectly by five or fewer individuals, and (ii) there must be at least 100 stockholders on 335 days of each taxable year of 12 months.

        In order that we may meet these requirements at all times, our charter prohibits any person from owning, acquiring or holding, directly or indirectly, without prior approval by our Board, shares of any class of our capital stock in excess of 9.8% in value of the aggregate of the outstanding shares of capital stock or shares of our common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock. For this purpose, ownership includes both beneficial ownership and constructive ownership. Beneficial ownership is defined in our charter to include interests that would be treated as owned through the application of Section 544 of the tax code, as modified by Section 856(h)(1)(B) of the tax code. Constructive ownership is defined in our charter to include interests that would be treated as owned through the application of Section 318(a) of the tax code, as modified by Section 856(d)(5) of the tax code. Subject to certain limitations, our Board may increase or decrease the ownership limitations or waive the limitations for individual investors.

        For purposes of the 50% stockholder test discussed above, the constructive ownership provisions applicable under Section 544 of the tax code attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries, attribute ownership of securities owned by family members to other members of the same family, treat securities with respect to which a person has an option to purchase as actually owned by that person, and set forth rules for application of such attribution provisions (e.g., reattribution of stock that is constructively owned). Thus, for purposes of determining whether a person holds shares of capital stock in violation of the ownership limitations set forth in our charter, many types of entities may own directly more than the 9.8% limit because such entities' shares are attributed to its individual stockholders. On the other hand, a person will be treated as owning not only shares of capital stock actually or beneficially owned, but also any shares of capital stock attributed to such person under the attribution rules described above. Accordingly, under certain circumstances, shares of capital stock owned by a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the ownership limitations set forth in our charter. Ownership of shares of capital stock through such attribution is generally referred to as constructive ownership.

        If any transfer of shares of capital stock would result in any person beneficially or constructively owning capital stock in violation of our transfer or ownership limitations, then the number of shares of capital stock causing the violation (rounded to the nearest whole shares) shall be automatically transferred to a trustee of a trust for the exclusive benefit of one or more charitable beneficiaries. The intended transferee shall not acquire any rights in such shares. Shares of capital stock held by the trustee shall be issued and outstanding shares of capital stock. The intended transferee shall not benefit economically from ownership of any shares held in the trust, shall have no rights to dividends, and shall not possess any rights to vote or other rights attributable to the shares held in the trust. The trustee shall have all voting rights and rights to dividends or other distributions with respect to shares held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid to the intended transferee prior to the discovery by us that shares of capital stock have been transferred to the trustee shall be paid with respect to such shares to the trustee by the intended transferee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Our Board may, in its discretion, waive these requirements on owning shares in excess of the ownership limitations.

        Within 20 days of receiving notice from us that shares of capital stock have been transferred to the trust, the trustee shall sell the shares held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the intended transferee and to the charitable beneficiary as follows. The intended transferee shall receive the lesser of (1) the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., in the case of a gift, devise or other such transaction), the market price (as defined below) of the shares on the day of the event causing the shares to be held in the trust, and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any net sales proceeds in excess of the amount payable to the intended transferee shall be immediately paid to the charitable beneficiary. In addition, shares of capital stock transferred to the trustee shall be deemed to have been offered for sale to us, or our designee. This offer shall be at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift), and (2) the market price on the date we, or our designee, accepts such offer. We shall have the right to accept such offer until the trustee has sold shares held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the intended transferee.

        The market price shall mean the last sale price for such shares. In case no such sale takes place on such day, the market price shall be the average of the closing bid and asked prices on the New York Stock Exchange. In the event that no trading price is available for such shares, the fair market value of the shares shall be as determined in good faith by our Board.

        Under the REIT provisions of the tax code, every owner of 5% or more in the case of 2,000 or more stockholders of record, of 1% or more in the case of more than 200 but fewer than 2,000 stockholders of record and of 0.5% or more in the case of 200 or fewer stockholders of record, of all classes or series of our stock, is required to give written notice to us in response to our written demand for such notice, which request must be made within 30 days after the end of each taxable year. They shall state their name and address, the number of shares of each class and series of our stock beneficially owned and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our stockholders and may be attached to or separate from the related securities. Warrants may be issued under a warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that may be offered under this prospectus. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following: (i) the title of the warrants; (ii) the aggregate number of the warrants; (iii) the price or prices at which the warrants will be issued; (iv) the designation, number and terms of the shares of preferred stock or common stock purchasable upon exercise of the warrants; (v) the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each security; (vi) the date, if any, on and after which the warrants and the related preferred stock or common stock, if any, will be separately transferable; (vii) the price at which each share of preferred stock or common stock purchasable upon exercise of the warrants may be purchased; (viii) the date on which the right to exercise the warrants will commence and the date on which that right will expire; (ix) the minimum or maximum amount of the warrants which may be exercised at any one time; (x) information with respect to book-entry procedures, if any; (xi) a discussion of federal income tax considerations; and (xii) any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the warrants.

 SELECTED PROVISIONS OF MARYLAND LAW, OUR CHARTER AND BYLAWS

        The following summary of selected provisions of the Maryland General Corporation Law, as amended from time to time, and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Removal of Directors

        Our charter provides that a director may be removed from office at any time but only for cause and then only by the affirmative vote of the holders of at least two-thirds of the votes of the shares entitled to be cast in the election of directors.

Indemnification

        As permitted by Maryland law, our charter obligates us to indemnify our directors and officers to the maximum extent permitted by Maryland law. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to such proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services;

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful; or

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  generally, the proceeding, other than a proceeding brought to enforce indemnification, is brought by the director or officer against us.

Limitation of Liability

        As permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for money damages, except to the extent that:

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  it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or

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  a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        As a result of these provisions, we and our stockholders may be unable to obtain monetary damages from a director or officer for breach of his or her duty of care.

Maryland Business Combination Act

        Maryland law prohibits specified "business combinations" between a Maryland corporation and an "interested stockholder." These business combinations include, among others, a merger, consolidation, share exchange, asset transfer or issuance or reclassification of equity securities. Interested stockholders are either:

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  the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation; or

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  an affiliate or associate of the corporation who was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation at any time within the two-year period prior to the date in question.

        Business combinations with a past interested stockholder are prohibited for five years after the most recent date on which the stockholder became an interested stockholder. Thereafter, any business combinations with the interested stockholder must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by outstanding shares of the corporation's voting shares, voting together as a single group; and

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  66 2/3% of the votes entitled to be cast by all holders of the corporation's voting shares other than voting shares held by the interested stockholder or an affiliate or associate of the interested stockholder.

        However, these special voting requirements do not apply if the corporation's stockholders receive a minimum price for their shares, as specified in the statute, and the consideration is received in cash or in the same form previously paid by the interested stockholder for its shares.

        The business combination statute does not apply to business combinations that are approved or exempted by the corporation's board of directors prior to the time that the interested stockholder becomes an interested stockholder. The statute also does not apply to stockholders that acquired 10% or more of the corporation's voting shares in a transaction approved by the corporation's board of directors. A Maryland corporation may adopt an amendment to its charter electing not to be subject to these special voting requirements. Any amendment would have to be approved by at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders or affiliates or associates of interested stockholders.

        The business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating such offers, even if our acquisition would be in our stockholders' best interests. Our Board has not passed such a resolution exempting us from the business combination act.

Maryland Control Share Acquisition Act

        Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer or by the corporation's officers or directors who are employees of the corporation. Control shares are shares of voting stock which, if aggregated with all other shares of stock previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

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  10% or more but less than 33 1/3%

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  33 1/3% or more but less than a majority; or

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  a majority or more of all voting power.

        Control shares do not include shares of stock an acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition generally means the acquisition of, ownership of or the power to direct the exercise of voting power with respect to, control shares.

        A person who has made or proposes to make a "control share acquisition," under specified conditions, including an undertaking to pay expenses, may require the board of directors to call a special stockholders' meeting to consider the voting rights of the shares. The meeting must be held within 50 days of the demand. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, the corporation generally may redeem any or all of the control shares, except those for which voting rights have previously been approved. This redemption of shares must be for fair value, determined without regard to the absence of voting rights for the control shares as of the date of the last control share acquisition by the acquiring person or of any stockholders' meeting at which the voting rights of the shares are considered and not approved. If voting rights for "control shares" are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the stock determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition. Certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a "control share acquisition."

        The control share acquisition statute would not apply to stock acquired in a merger, consolidation or share exchange if we were a party to the transaction, or to acquisitions previously approved or exempted by a provision in our charter or bylaws.

        Our bylaws currently contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. However, our Board may decide to amend or eliminate this provision at any time in the future.

Amendment of Our Charter

        We reserve the right from time to time to make any amendment to our charter including any amendment that alters the contract rights as expressly set forth in our charter of any shares of outstanding stock, subject to certain limitations. Our charter may be amended only by the affirmative vote of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter. The provisions in our charter on removal of directors may be amended only by the affirmative vote of holders of shares entitled to cast not less than two-thirds of all the votes entitled to be cast in the election of directors.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes particular U.S. federal income tax considerations regarding our qualification and taxation as a REIT and particular U.S. federal income tax consequences resulting from the acquisition, ownership and disposition of our capital stock and warrants. This discussion is based on current law and assumes that we have qualified at all times throughout our existence, and will continue to qualify, as a REIT for U.S. federal income tax purposes. The tax law upon which this discussion is based could be changed and any such change could have a retroactive effect. The following discussion is not exhaustive of all possible tax considerations. This summary neither gives a detailed discussion of any state, local or foreign tax considerations nor discusses all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to particular types of stockholders which are subject to special tax rules, such as insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations or partnerships and persons who are not citizens or residents of the United States, stockholders that hold our stock as a hedge, part of a straddle, conversion transaction or other arrangement involving more than one position, or stockholders whose functional currency is not the U.S. dollar. This discussion assumes that you will hold our capital stock as a "capital asset" under the Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), which generally is property held for investment.

        We urge you to consult with your own tax advisor regarding the specific consequences to you of the acquisition, ownership and disposition of stock or warrants in an entity electing to be taxed as a REIT, including the federal, state, local, foreign and other tax considerations of such acquisition, ownership, and disposition, and the potential changes in applicable tax laws.

General

        Our qualification and taxation as a REIT depends upon our ability to meet, on an ongoing basis, various requirements imposed under the Code as discussed below, which relate to the nature of our gross income, the composition of our assets, distribution levels, and diversity of stock ownership. Accordingly, the actual results of our operations for any particular taxable year may not satisfy these requirements.

        We have made an election to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 1998. We currently expect to continue operating in a manner that will permit us to maintain our qualification as a REIT. All qualification requirements for maintaining our REIT status, however, may not have been, or might not continue to be, met.

        Greenberg Traurig, LLP has delivered an opinion to the effect that, commencing with our taxable year which ended on December 31, 1998, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT.

        Investors should be aware that the opinion of Greenberg Traurig, LLP was expressed as of the date issued, and was based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the conduct of our business operations. It also relies on a previous opinion issued by another national law firm with respect to our tax years through and including 2008. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Greenberg Traurig, LLP or by us that we will so qualify for any particular year. Greenberg Traurig, LLP will have no obligation to advise us or the holders of our stock or warrants of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service (which we refer to as the "IRS") or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. We have not obtained an advance ruling from the IRS regarding any matter discussed in this prospectus.

        Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Greenberg Traurig, LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

        So long as we qualify for taxation as a REIT, we generally will be permitted a deduction for dividends that we pay to our stockholders. As a result, we generally will not be required to pay federal corporate income taxes on our net income that is distributed to our stockholders on a current basis. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when this income is distributed. We will be required to pay federal income tax, however, as follows:

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  we will be required to pay tax at regular corporate rates on any undistributed "real estate investment trust taxable income," including undistributed net capital gains; and

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  if we have (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business, or (b) other non-qualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or on a lease of the property.

        To the extent that distributions exceed current and accumulated earnings and profits, they will constitute a return of capital, rather than dividend or capital gain income, and will reduce the stockholder's tax basis in the stock with respect to which the distributions are paid and, to the extent that they exceed such basis, will be taxed in the same manner as gain from the sale of that stock. For purposes of determining whether distributions are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock (rather than to our common stock) with the result that distributions with respect to our preferred stock are more likely to be treated as dividends than as return of capital or a distribution in excess of basis. Calculations of corporate earnings and profits are complex and it is possible that distributions expected to be a return of capital may subsequently be determined to be taxable distributions of earnings and profits.

        Currently, dividends paid by regular C corporations to stockholders other than corporations are generally taxed at the rate applicable to long-term capital gains, which is currently a maximum of 20%, subject to certain limitations. Because we are a REIT, however, our dividends, including dividends paid on our stock, including shares of our preferred stock, generally will continue to be taxed at regular ordinary income tax rates, except in limited circumstances, including dividend distributions allocable to distributions we have received from a taxable REIT subsidiary or other taxable corporation; provided, however, that all such distributions, other than distributions which are taxable as capital gain dividends or traceable to distributions from a taxable REIT subsidiary, as are received by a pass-through entity or an individual, became eligible for a 20% deduction from gross income starting in 2018 under the new tax laws. This eligibility for a 20% deduction will expire in 2025.

        We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business. While the Code contains certain safe harbor provisions to avoid the application of this 100% tax, outside of the safe harbor, the determination of whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe harbor provisions of the Code that would prevent such treatment. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be taxed to the corporation at regular corporate tax rates.

        If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below, and (ii) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by a fraction intended to reflect our profitability.

        In the event a more than de minimis failure of any of the asset tests occurs in a taxable year, as long as the failure was due to reasonable cause and not willful neglect and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we may pay a tax equal to the greater of $50 thousand or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy any of the asset tests in lieu of having our qualification as a REIT terminated.

        In the event of a failure to satisfy one or more requirements for REIT qualification occurring in a taxable year, other than the gross income tests and the asset tests, as long as such failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50 thousand for each such failure in order to maintain our REIT qualification.

        We will be required to pay a nondeductible 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of:

  •
  85% of our real estate investment trust ordinary income for the year;

  •
  95% of our real estate investment trust capital gain net income for the year; and

  •
  any undistributed taxable income from prior periods.

        This distribution requirement is in addition to, and different from, the distribution requirements discussed under "—Annual Distribution Requirements" below.

        We may elect to retain and pay income tax on our net long-term capital gain. In that case, if we so elect, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund of its proportionate share of the tax we paid. The basis of the stockholder's shares is increased by the amount of the undistributed long-term capital gain (less the amount of capital gains tax paid by the REIT) includable by the stockholder.

        If we own a residual interest in a real estate mortgage investment conduit (which we refer to as a "REMIC"), we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held by "disqualified" organizations. Although the law is unclear, similar rules may apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or an interest in a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax, although our taxable REIT subsidiary will be subject to corporate income tax on all of its income, including any income derived from a residual interest in a REMIC or an interest in a taxable mortgage pool. A "disqualified organization" includes:

  •
  the United States of America;

  •
  any state or political subdivision of the United States of America;

  •
  any foreign government;

  •
  any international organization;

  •
  any agency or instrumentality of any of the foregoing;

  •
  any other tax-exempt organization other than a farmers' cooperative described in Section 521 of the Code that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

  •
  any rural electrical or telephone cooperative.

        If we acquire any asset from a corporation which is or has been taxed as a C corporation under the Code in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of:

  •
  the fair market value of the asset, over

  •
  our adjusted basis in the asset,

in each case determined as of the date on which we acquired the asset.

        We may be subject to a 100% excise tax on certain transactions with any taxable REIT subsidiaries (defined below) to the extent that such transactions are not conducted on a basis that is consistent with arm's length terms.

        In addition, notwithstanding our REIT status, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner as they are treated for federal income tax purposes.

Requirements for Qualification as a REIT

        The Code defines a REIT as a corporation, trust or association:

  1.
  that is managed by one or more trustees or directors;

  2.
  that issues transferable shares or transferable certificates to evidence beneficial ownership;

  3.
  that would be taxable as a domestic corporation but for Code Sections 856 through 859;

  4.
  that is not a financial institution or an insurance company within the meaning of the Code;

  5.
  that is beneficially owned by 100 or more persons;

  6.
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, at all times during the last half of each taxable year;

  7.
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

  8.
  that elects to be a REIT or has made such election for a previous taxable year and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and retain REIT status.

        The Code provides that all of the first four conditions stated above must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

        For purposes of the sixth condition, certain specified types of trusts and tax-exempt entities are treated as individuals, except that a "look-through" exception generally applies with respect to pension funds.

Stock Ownership Tests

        As noted above, our stock must be beneficially held by at least 100 persons (which we refer to as the "100 Stockholder Rule"), and no more than 50% of the value of our stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the taxable year (which we refer to as the "5/50 Rule"). We are required to solicit information from certain of our record stockholders to verify actual stock ownership levels and our charter provides for restrictions regarding the transfer of our stock in order to aid in meeting the stock ownership requirements. If we were to fail either of the stock ownership tests, we would generally be disqualified from our REIT status. However, if we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet the 5/50 Rule, then we will be treated as having met the 5/50 Rule.

Income Tests

        We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

  •
  We must derive, directly or indirectly, at least 75% of our gross income, excluding gross income from prohibited transactions, from specified real estate sources, including rental income, interest on obligations (including certain MBS) that are secured by mortgages on real property or on interests in real property, gain from the disposition of "qualified real estate assets" (i.e., interests in real property, mortgages secured by real property or interests in real property, and certain other assets), income from certain types of temporary investments, amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, and income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC's assets are real estate assets (in which case, all of the income derived from the REMIC) (which we refer to as the "75% gross income test"); and

  •
  We must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the sources of income that satisfy the 75% gross income test, (b) dividends, interest and gain from the sale or disposition of stock or securities, or (c) any combination of the foregoing (which we refer to as the "95% gross income test").

        Gross income from servicing loans for third parties is not qualifying income for purposes of either gross income test. Any gross income from our sale of property held primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests (but is subject to a 100% tax as a prohibited transaction unless certain safe harbor provisions are satisfied). Income and gain from certain transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets, and that are clearly and timely identified as such, are excluded from both the numerator and denominator for purposes of both gross income tests.

        For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for federal income tax purposes, in which it owns an interest, which share is determined by reference to the REIT's capital interest in such entity, and is deemed to have earned all of the income earned by any qualified REIT subsidiary (in general, a 100%-owned corporate subsidiary of a REIT) or any other entity that is disregarded as separated from the parent REIT for U.S. federal income tax purposes. Interest earned by a REIT ordinarily does not qualify as income meeting the 75% or 95% gross income tests if the determination of all or some of the amount of interest depends on the income or profits of any person. Interest will not be disqualified from meeting such tests, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        The following paragraphs discuss in more detail the specific application of the gross income tests to us.

        Interest.    The term "interest," as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

  •
  an amount that is based on a fixed percentage or percentages of receipts or sales; and

  •
  an amount that is based on the income or profits of a debtor as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

        If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will generally be treated as gain from the sale of the property securing the loan, which normally constitutes qualifying income for purposes of both gross income tests.

        Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. For purposes of these rules, ancillary personal property that secures a mortgage loan and has a value not in excess of 15% of the total value of the collateral (i.e., of the real property together with the personal property) is treated as real property.

        The interest, original issue discount and market discount income that we receive from our mortgage loans and certain MBS (including Agency MBS and interests in REMICs) generally will be qualifying income for purposes of both gross income tests. However, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

        Fee Income.    We may receive various fees in connection with originating mortgage loans. The fees will be qualifying income for purposes of both the 75% and 95% income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined based on the borrower's income or profits. Therefore, commitment fees will generally be qualifying income for purposes of the income tests. Other fees, such as fees received for servicing loans for third parties, are not qualifying income for purposes of either income test.

        Dividends.    Our share of any dividends received from any corporation (including any of our taxable REIT subsidiaries, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

        Rents from Real Property.    Rents that we receive with respect to real property will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above provided that the following conditions are met:

  •
  First, the amount of rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

  •
  Second, rents we receive from a "related party tenant" will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

  •
  Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

  •
  Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a taxable REIT subsidiary, which may provide customary and non-customary services to tenants without tainting our rental income from the related properties.

        Hedging Transactions.    From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swap agreements, caps and floors, options to purchase these items and futures and forward contracts. Income and gain from certain "hedging transactions" will be excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test. A "hedging transaction" includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into, and to meet certain other requirements. To the extent that any of our hedging transactions do not meet these requirements, or if we hedge for other purposes, or to the extent that a portion of our mortgage loans is not secured by "real estate assets" (as described under "—Asset Tests" below), or in other situations, the income from those transactions could be treated as income that does not qualify for purposes of one or both of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        Prohibited Transactions.    As discussed above, a REIT will incur a 100% tax on the net income derived from any sale or other disposition of property other than foreclosure property that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that our assets generally will not be held primarily for sale to customers and that sales of our assets will not be considered to be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. When practicable, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction or otherwise structure our sale transactions so as to minimize this risk.

        Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any income from foreclosure property other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

  •
  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

  •
  for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

  •
  for which the REIT makes a proper election to treat the property as foreclosure property.

        Permitted foreclosure property income also includes foreign currency gain that is attributable to otherwise permitted income from foreclosure property. Such foreign currency gain also is included as foreclosure property income for purposes of any tax on such income.

        However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

  •
  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

  •
  on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

  •
  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT other than through an independent contractor from whom the REIT itself does not derive or receive any income.

        Failure to Satisfy Gross Income Tests.    If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions will be available if:

  •
  our failure to meet those tests is due to reasonable cause and not to willful neglect, and

  •
  following such failure for any taxable year, a schedule of the sources of our income is filed in accordance with regulations prescribed by the Secretary of the Treasury.

        We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above, even if the relief provisions apply, we would incur a tax equal to the amount that our gross income fails to satisfy the 75% gross income test or the 95% gross income test, as applicable, multiplied by a fraction intended to reflect our profitability.

Foreign Investment and Exchange Gains

        A REIT must be a U.S. domestic entity, but it is permitted to hold foreign real estate or other foreign-based assets, provided that the 75% and 95% income tests and other requirements for REIT qualification are met. A REIT that holds foreign real estate or other foreign-based assets may have foreign currency exchange gain under the foreign currency transaction tax rules. Foreign currency exchange gain originally was not explicitly included in the statutory definitions of qualifying income for purposes of the 75% and 95% income tests until a statutory change, although the IRS issued guidance that allowed foreign currency gain to be treated as qualified income in certain circumstances. The statutory change excludes certain foreign currency gain from the computation of qualifying income for purposes of the 75% income test or the 95% income test, respectively. The exclusion is solely for purposes of the computations under these tests.

        The statutory change defines two new categories of income for purposes of the exclusion rules: "real estate foreign exchange gain" and "passive foreign exchange gain." Real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and the 95% income tests. Passive foreign exchange gain is excluded for purposes of the 95% income test but is included in gross income and treated as non-qualifying income, to the extent that it is not real estate foreign exchange gain, for purposes of the 75% income test.

        Real estate foreign exchange gain is foreign currency gain which is attributable to: (i) any item of income qualifying for the numerator for the 75% income test; (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) becoming or being the obligor under obligations secured by mortgages on real property or interests in real property. Real estate foreign exchange gain also includes certain foreign currency gains attributable to certain "qualified business units" of the REIT.

        Passive foreign exchange gain includes all real estate foreign exchange and, in addition, includes foreign currency gain which is attributable to: (i) any item of income or gain included in the numerator for the 95% income test, (ii) acquisition or ownership of obligations other than described in the preceding paragraph; (iii) becoming the obligor under obligations other than described in the preceding paragraph; and (iv) any other foreign currency gain to be determined by the IRS.

        Notwithstanding the foregoing rules, except in the case of certain income excluded under the hedging rules, foreign currency exchange gain derived from engaging in dealing, or substantial and regular trading, in certain securities constitutes gross income that does not qualify under either the 75% or 95% income test.

Asset Tests

        To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year:

        First, at least 75% of the value of our total assets must consist of:

  •
  cash or cash items, including certain receivables;

  •
  government securities;

  •
  interests in real property, including leaseholds and options to acquire real property and leaseholds;

  •
  interests in mortgage loans secured by real property (together with ancillary personal property that does not exceed 15% of the total collateral value), including, in general, our Agency MBS and almost all of our Non-Agency MBS;

  •
  stock in other REITs;

  •
  debt instruments issued by publicly offered REITs;

  •
  investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

  •
  regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

        The term "cash" for purposes of the REIT asset qualification rules is defined to include foreign currency if the REIT or its "qualified business unit" uses such foreign currency as its functional currency, but only to the extent such foreign currency is held for use in the normal course of the activities of the REIT or the "qualified business unit" giving rise to income in the numerator for the 75% or 95% income tests, or directly related to acquiring or holding assets qualifying for the numerator in the 75% assets test, and is not held in connection with a trade or business of trading or dealing in certain securities.

        Second, not more than 25% of the value of our total assets may be represented by securities (other than those included in the preceding category).

        Third, not more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

        Fourth, except with respect to a taxable REIT subsidiary and securities that qualify for purposes of the 75% test described above, (a) not more than 5% of the value of our total assets may be represented by securities of any one issuer, (b) we may not hold securities possessing more than 10% of the total voting power of the outstanding securities of any one issuer and (c) we may not hold securities having a value of more than 10% of the total value of the outstanding securities of any one issuer.

        For purposes of the second and third asset tests, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership.

        For purposes of the 10% value test, the term "securities" does not include:

  •
  "Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled taxable REIT subsidiary (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-"straight debt" securities that have aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

  •
  a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

  •
  a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

  •
  Any loan to an individual or an estate.

  •
  Any "section 467 rental agreement" other than an agreement with a related party tenant.

  •
  Any obligation to pay "rents from real property."

  •
  Certain securities issued by governmental entities.

  •
  Any security issued by a REIT.

  •
  Any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

  •
  Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transaction, is qualifying income for purposes of the 75% gross income test described under "—Income Tests" above.

        The asset tests described above are based on our gross assets. For federal income tax purposes, we will be treated as owning both the loans we hold directly and, in general, any loans that we would securitize through non-REMIC debt securitizations. Although we will have a partially offsetting obligation with respect to the securities issued pursuant to securitizations, these offsetting obligations will generally not reduce the gross assets we are considered to own for purposes of the asset tests.

        We believe that a substantial majority of the mortgage loans and MBS that we will own will be qualifying assets for purposes of the 75% asset test. However, certain of our investments, such as certain non-agency MBS that are not interests in REMICs, and certain derivative positions in MBS such as interests in "to be announced" Agency MBS and dollar roll transactions, may not qualify for purposes of the asset tests. Moreover, for purposes of these rules, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan (together with that of any ancillary personal property which serves as collateral), a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws.

        Revenue Procedures 2011-16 and 2014-51 discuss the modification of a mortgage loan (or an interest therein) that is held by a REIT in which the modification was occasioned by either a default on the loan or a modification that satisfies both of the following conditions: (a) based on all the facts and circumstances, the REIT or servicer of the loan (the "pre-modified loan") reasonably believes that there is a significant risk of default of the pre-modified loan upon maturity of the loan or at an earlier date, and (b) based on all the facts and circumstances, the REIT or servicer reasonably believes that the modified loan presents a substantially reduced risk of default, as compared with the pre-modified loan. Revenue Procedures 2011-16 and 2014-51 provide that a REIT may treat a modification of a mortgage loan described therein as not being a new commitment to make or purchase a loan for purposes of apportioning interest on that loan between interest with respect to real property or other interest. The modification will also not be treated as a prohibited transaction. Further, with respect to the REIT asset test, the IRS will not challenge the REIT's treatment of a loan as being in part a "real estate asset" if the REIT treats the loan as being a real estate asset in an amount equal to the lesser of (a) the value of the loan as determined under Treasury Regulations Section 1.856-3(a), or (b) the loan value of the real property securing the loan as determined under Treasury Regulations Section 1.856-5(c) and Revenue Procedures 2011-16 and 2014-51.

        We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our investment portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a lower value is applicable. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

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  we satisfied the asset tests at the end of the preceding calendar quarter; and

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  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets, or solely by a change in the foreign currency exchange rate used to value a foreign asset.

        If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        In the event that, at the end of any calendar quarter, we violate the asset tests described above, we will not lose our REIT status if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if (i) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure and (ii) pay a tax equal to the greater of $50 thousand or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

        We currently believe that the securities and other assets that we expect to hold will satisfy the foregoing asset test requirements. However, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Annual Distribution Requirements

        Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

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  the sum of:

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  90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss, and

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  90% of our after-tax net income, if any, from foreclosure property, minus

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  the sum of certain items of excess non-cash income.

        We must pay such distributions in the taxable year to which they relate or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration. In addition, dividends declared in October, November or December payable to stockholders of record in such month are deemed received by stockholders on December 31 and to have been paid on December 31 if actually paid in January of the following year. See "—Taxation of Taxable U.S. Stockholders—Distributions Generally" below.

        We will pay the federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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  85% of our REIT ordinary income for such year,

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  95% of our REIT capital gain income for such year, and

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  any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year (see "—Taxation of Taxable U.S. Stockholders" below). If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to not incur corporate income tax and the 4% nondeductible excise tax.

        It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

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  Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

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  We will recognize taxable income in advance of the related cash flow if any of our mortgage loans or MBS are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

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  We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

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  We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

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  We may recognize phantom taxable income from any residual interests in REMICs or from retained ownership interests in mortgage loans that are used in certain securitization structures.

        Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common stock or preferred stock.

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

        We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request, on an annual basis, information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50 thousand for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests as described in "—Income Tests" and "—Asset Tests" above.

        If we fail to qualify as a REIT in any taxable year and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts distributed to our stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and domestic non-corporate stockholders may be eligible for the reduced federal income tax rate of 20% on qualified dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether, in all circumstances, we would qualify for such statutory relief.

Qualified REIT Subsidiaries

        A qualified REIT subsidiary (which we refer to as a "QRS") is any corporation in which we own 100% of the outstanding stock and for which no election has been made to classify it as a taxable REIT subsidiary. The separate existence of a QRS is disregarded for federal income tax purposes. As such, assets, liabilities and income of a QRS would generally be treated as our assets, liabilities and income for purposes of each of the above REIT qualification tests. In February 2014, we incorporated a wholly-owned QRS, Anworth Properties, Inc., which commenced operations in March 2014. In August 2017, we incorporated another wholly-owned QRS, Anworth Mortgage Loans, Inc., which commenced operations in October 2018. Our subsidiaries may own, from time to time, REIT-qualifying assets, such as certain types of mortgage assets and rental real estate assets.

Taxable REIT Subsidiaries

        A taxable REIT subsidiary is any corporation in which we own stock (directly or indirectly) and that we and such corporation jointly elect to classify as a taxable REIT subsidiary. A taxable REIT subsidiary is not subject to the REIT asset, income and distribution requirements, nor is its assets, liabilities or income treated as our assets, liabilities or income for purposes of each of the above REIT qualification tests. We have incorporated Anworth Property Services, Inc., a wholly-owned subsidiary which we intend will be treated as a taxable REIT subsidiary, although it has not yet commenced operations. Our taxable REIT subsidiary will provide an entity through which we may participate in various activities that might otherwise have adverse tax consequences if conducted directly by a REIT or through a QRS. Unlike a REIT, a taxable REIT subsidiary pays standard corporate taxes on its income. Examples of activities in which a taxable REIT subsidiary might engage include: sales of assets in the ordinary course of business that would be a prohibited transaction if sold by the parent REIT; certain securitization activities; and certain service activities (including management of properties owned by third parties and non-customary services to real estate tenants). We generally intend to make a taxable REIT subsidiary election with respect to any other corporation in which we acquire securities constituting more than 10% by vote or value of such corporation and that is not a QRS. However, the aggregate value of all of our taxable REIT subsidiaries must be limited to 20% of the total value of our assets.

        We may be subject to a 100% penalty tax on certain transactions with a taxable REIT subsidiary that are not on an arm's length basis. We intend for the terms of any transactions with a taxable REIT subsidiary to be consistent with arm's length terms.

        We generally expect to derive any income from any taxable REIT subsidiaries in the form of dividends. Such dividends are not real estate source income for purposes of the 75% income test, although they will qualify for purposes of the 95% test. Therefore, when aggregated with our non-real estate source income, such dividends must not exceed 25% of our gross income in any year. We intend to monitor the value of our investment in, and the distributions from, our taxable REIT subsidiaries to ensure compliance with all applicable REIT income and asset tests in the event that we establish any taxable REIT subsidiaries.

        Taxable REIT subsidiaries are generally subject to corporate level tax on their net income and will generally be able to distribute only net after-tax earnings to their stockholders, including us, as dividend distributions. Any dividends that we pay which are attributable to dividends received by us from taxable REIT subsidiaries can qualify for the 20% tax rate on qualified dividends in the hands of our stockholders that are not corporations.

Taxation of Taxable U.S. Stockholders

        For purposes of the discussion in this prospectus, the term "U.S. stockholder" means a holder of our stock that is, for U.S. federal income tax purposes:

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  a citizen or resident of the U.S.;

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  a corporation (including an entity treated as a corporation for federal income tax purposes), partnership or other entity created or organized in or under the laws of the U.S. or of any state thereof or in the District of Columbia, unless Treasury regulations provide otherwise;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (ii) that has a valid election in place to be treated as a U.S. person.

  Distributions Generally

        Distributions out of our current or accumulated earnings and profits, other than capital gain dividends, will generally be taxable to U.S. stockholders as ordinary income; provided, however, that all such distributions, other than distributions which are taxable as capital gain dividends or traceable to distributions from a taxable REIT subsidiary, as are received by a pass-through entity or an individual, will be eligible for a 20% deduction from gross income starting in 2018 under the new tax laws. This eligibility for a 20% deduction will expire in 2025. Provided that we continue to qualify as a REIT, dividends paid by us will not be eligible for the dividends received deduction generally available to U.S. stockholders that are corporations. To the extent that we make distributions in excess of current and accumulated earnings and profits, the distributions will be treated as a tax-free return of capital to each U.S. stockholder and will reduce the adjusted tax basis which each U.S. stockholder has in our stock by the amount of the distribution, but not below zero. Distributions in excess of a U.S. stockholder's adjusted tax basis in its stock will be taxable as capital gain and will be taxable as long-term capital gain if the stock has been held for more than one year. If we declare a dividend in October, November, or December of any calendar year which is payable to stockholders of record on a specified date in such a month and actually pay the dividend during January of the following calendar year, the dividend is deemed to be paid by us and received by the stockholder on December 31st of the previous year, but only to the extent we have any remaining undistributed earnings and profits (as computed under the Code) as of December 31st. Any portion of this distribution in excess of our previously undistributed earnings and profits as of December 31st should be treated as a distribution to our stockholders in the following calendar year for U.S. federal income tax purposes. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses. Ordinary dividends to a U.S. stockholder generally will not be eligible for the favorable tax rates (currently 20% maximum rate) for "qualified dividend income." However, the 20% tax rate for "qualified dividend income" will apply to our ordinary REIT dividends that are attributable to (i) dividends received by us from non-REIT corporations such as a taxable REIT subsidiary, and (ii) any income on which we have paid a corporate income tax.

  Cost Basis Reporting

        New federal income tax information reporting rules may apply to certain transactions in our shares acquired through our Dividend Reinvestment and Stock Purchase Plan. Where such rules apply, the "cost basis" calculated for the shares involved will be reported to the IRS and to you. For "cost basis" reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a "first in/first out" basis. The shares in our Dividend Reinvestment and Stock Purchase Plan are also eligible for the "average cost" basis method, should you so elect.

        Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B are generally required to report the customer's adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case a broker will apply a default method of its choosing if the investor does not indicate which method it chooses to have applied.

  Capital Gain Distributions

        Distributions designated by us as capital gain dividends will be taxable to U.S. stockholders as capital gain income. We can designate distributions as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. This capital gain income will generally be taxable to non-corporate U.S. stockholders at a 20% or 25% rate based on the characteristics of the asset we sold that produced the gain. U.S. stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

  Retention of Net Capital Gains

        We may elect to retain, rather than distribute as a capital gain dividend, our net capital gains. If we were to make this election, we would pay tax on such retained capital gains. In such a case, if we so elect, our stockholders would:

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  include their proportionate share of our undistributed net capital gains in their taxable income;

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  receive a credit for their proportionate share of the tax paid by us in respect of such net capital gain; and

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  increase the adjusted basis of their stock by the difference between the amount of their share of our undistributed net capital gain and their share of the tax paid by us.

  Passive Activity Losses, Investment Interest Limitations and Other Considerations of Holding Our Stock

        Distributions that we make and gains arising from the sale or exchange of our stock by a U.S. stockholder will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any "passive losses" against income or gains relating to our stock. Distributions by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the limitations under the Code on the deductibility of investment interest expense. Further, if we, or a portion of our assets, were to be treated as a taxable mortgage pool, or if we hold a residual interest in a REMIC, any resultant excess inclusion income that we derive which is allocated to you could not be offset by any losses or other deductions you may have.

  Dispositions of Stock and Warrants

        A U.S. stockholder or U.S. warrant holder that sells or disposes of our stock or warrants will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash or the fair market value of any property the stockholder or warrant holder receives on the sale or other disposition and the stockholder's or warrant holder's adjusted tax basis in the stock or warrants, as applicable. This gain or loss will be capital gain or loss and will be long-term capital gain or loss if the stockholder or warrant holder has held the stock or warrants for more than one year. In general, any loss recognized by a U.S. stockholder or warrant holder upon the sale or other disposition of our stock or warrants that the stockholder or warrant holder has held for six months or less will be treated as long-term capital loss to the extent the stockholder or warrant holder received distributions from us which were required to be treated as long-term capital gains. All or a portion of any loss that a U.S. stockholder or warrant holder realizes upon a taxable disposition of our stock or warrants may be disallowed if the stockholder purchases other stock within 30 days before or after the disposition.

  Information Reporting and Backup Withholding

        We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid and redemption proceeds unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number certifying as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. A U.S. stockholder can meet this requirement by providing us with a correct, properly completed and executed copy of IRS Form W-9 or a substantially similar form. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability, if any, and otherwise be refundable. In addition, we may be required to withhold a portion of capital gain distributions made to any stockholders who fail to certify their non-foreign status.

  Medicare Tax

        Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends, interest and certain other investment income, including capital gains from the sale or disposition of our stock.

Taxation of Tax-Exempt Stockholders

        The IRS has ruled that amounts distributed as a dividend by a REIT will be excluded from the calculation of unrelated business taxable income (which we refer to as "UBTI") when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code, i.e., property, the acquisition, or holding of which is financed through a borrowing by the tax-exempt U.S. stockholder, the stock is not otherwise used in an unrelated trade or business, and we do not hold a residual interest in a REMIC that gives rise to "excess inclusion" income, as defined in Section 860E of the Code, dividend income on our stock and income from the sale of our stock should not be unrelated business taxable income to a tax-exempt stockholder. However, if we or a pool of our assets were to be treated as a "taxable mortgage pool," a portion of the dividends paid to a tax-exempt stockholder may be subject to tax as unrelated business taxable income. Although we do not believe that we, or any portion of our assets, will be treated as a taxable mortgage pool, no assurance can be given that the IRS might not successfully maintain that such a taxable mortgage pool exists.

        For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our stock will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our stock. Any prospective and current investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a substantial portion of the dividends that a tax-exempt stockholder receives may constitute UBTI if we are treated as a "pension-held REIT" and the stockholder is a pension trust which:

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  is described in Section 401(a) of the Code; and

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  holds more than 10%, by value, of the interests in the REIT.

        Tax-exempt pension funds that are described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code are referred to below as "qualified trusts."

        A REIT is a "pension-held REIT" if:

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  it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by a qualified trust shall be treated, for purposes of the 5/50 Rule, described above, as owned by the beneficiaries of the trust, rather than by the trust itself; and

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  either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

        The percentage of any REIT dividend treated as unrelated business taxable income is equal to the ratio of:

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  the unrelated business taxable income earned by the REIT, less directly related expenses, treating the REIT as if it were a qualified trust and therefore subject to tax on unrelated business taxable income, to

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  the total gross income, less directly related expenses, of the REIT.

        A de minimis exception applies where the percentage is less than 5% for any year. As a result of the limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT."

Taxation of Non-U.S. Stockholders

        The rules governing federal income taxation of "non-U.S. stockholders" are complex and no attempt will be made herein to provide more than a summary of these rules. "Non-U.S. stockholders" means beneficial owners of shares of our stock that are not U.S. stockholders (as such term is defined in the discussion under "—Taxation of Taxable U.S. Stockholders" above).

        PROSPECTIVE AND CURRENT NON-U.S. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FOREIGN, FEDERAL, STATE AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN OUR STOCK AND OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING ANY REPORTING REQUIREMENTS.

        Distributions to non-U.S. stockholders that are not attributable to gain from our sale or exchange of U.S. real property interests, and that are not designated by us as capital gain dividends or retained capital gains, will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions will generally be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from an investment in our stock is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax at graduated rates on a net basis in the same manner as U.S. stockholders are taxed with respect to those distributions and also may be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation. We expect to withhold tax at the rate of 30% on the gross amount of any distributions made to a non-U.S. stockholder unless:

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  a lower treaty rate applies and any required form, for example IRS Form W-8BEN, evidencing eligibility for that reduced rate is filed by the non-U.S. stockholder with us; or

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  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

        Any portion of the dividends paid to non-U.S. stockholders that is treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to non-U.S. stockholders to the extent that these distributions do not exceed the adjusted basis of the stockholder's stock, but rather will reduce the adjusted basis of that stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a non-U.S. stockholder's stock, these distributions will give rise to tax liability if the non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or disposition of its stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution may be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are creditable against U.S. tax liability, if any, or refundable by the IRS to the extent that the distribution is subsequently determined to be in excess of our current and accumulated earnings and profits. We are also required to withhold 15% of any distribution in excess of our current and accumulated earnings and profits if our stock is a U.S. real property interest and if we are not a domestically controlled REIT, as discussed below. Consequently, although we intend to generally withhold at a rate of 30% on the entire amount of any distribution to a non-U.S. stockholder, to the extent that we do not do so, any portion of a distribution not subject to withholding at a rate of 30% may be subject to withholding at a rate of 15%.

        Distributions attributable to our capital gains which are not attributable to gain from the sale or exchange of a U.S. real property interest generally will not be subject to income taxation unless (1) investment in our stock is effectively connected with the non-U.S. stockholder's U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (except that a corporate non-U.S. stockholder may also be subject to the 30% branch profits tax), or (2) the non-U.S. stockholder is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-resident alien individual will be subject to a 30% tax on the individual's capital gains.

        For any year in which we qualify as a REIT, distributions that are attributable to gain from the sale or exchange of a U.S. real property interest, which includes some interests in real property, but generally does not include an interest solely as a creditor in mortgage loans or MBS, will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (which we refer to as "FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a non-U.S. stockholder as if that gain were effectively connected with the stockholder's conduct of a U.S. trade or business (effectively connected income). Non-U.S. stockholders thus would be taxed on such income at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Distributions that are subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate stockholder. We are required to withhold 35% of any distribution that we designate (or, if greater, the amount that we could designate) as a capital gains dividend. The amount withheld is creditable against the non-U.S. stockholder's FIRPTA tax liability.

        A capital gain distribution from a REIT to a foreign investor will not be treated by a non-U.S. stockholder as effectively connected income, provided that (i) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S. (our stock currently is so traded) and (ii) the foreign investor does not own more than 10% of the class of stock at any time during the taxable year within which the distribution is received. In that case, the foreign investor is not required to file a U.S. federal income tax return by reason of receiving such a distribution. Such a distribution is treated as an ordinary dividend that is subject to withholding and taxation as described above and is not treated as a capital gain. Also, the branch profits tax does not apply to such a distribution.

        A gain recognized upon the sale of our stock by a non-U.S. stockholder could be treated as effectively connected income under FIRPTA if we are considered to be a United States Real Property Holding Corporation (which we refer to as a "USRPHC"). In general, a corporation is considered to be a USRPHC if more than 50% of its business assets at any time during a prescribed testing period (which is typically five years) consist of U.S. real property interests. Interests solely as a creditor, including most mortgage loans and MBS, are not considered to be U.S. real property interests. Although we hold certain U.S. real property interests, we do not believe that we are or have been a USRPHC, in which case FIRPTA would not apply to gain recognized upon a sale of our stock.

        Even if we become a USRPHC in the future, gains recognized by a non-U.S. stockholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a domestically-controlled REIT, which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. stockholders. Because our stock is publicly traded, we cannot assure our investors that we are or will remain a domestically-controlled REIT. Even if we are not a domestically-controlled REIT, however, a non-U.S. stockholder that owns, actually or constructively, 10% or less of our stock throughout a specified testing period will not recognize taxable gain on the sale of our stock under FIRPTA if the shares are traded on an established securities market.

        If a gain from the sale of the stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to that gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. The 30% branch profits tax to which non-U.S. corporations are subject would not apply to such gain. In addition, the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

        The Protecting Americans from Tax Hikes Act of 2015 created exemptions from FIRPTA for foreign pension funds that meet certain requirements and for "qualified shareholders." Qualified shareholders are certain foreign entities that are publicly traded "qualified collective investment vehicles" which are subject to exchange of information provisions pursuant to a tax treaty between the United States and their home country, maintain records identifying large shareholders and meet certain other requirements. To the extent that a non-U.S. stockholder is subject to either of these exemptions, FIRPTA will not apply either to gain recognized by the non-U.S. stockholder upon a sale of our stock or to capital gain dividend that is attributable to a sale by us of a U.S. real property interest.

        A gain upon the sale of our stock by a non-U.S. stockholder that is not subject to FIRPTA will be taxable to a non-U.S. stockholder if:

  •
  the non-U.S. stockholder's investment in the stock is effectively connected with a trade or business in the U.S., in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to that gain; or

  •
  the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

  Information Reporting and Backup Withholding

        If the proceeds of a disposition of our stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding (currently at a rate of 28%) unless the disposing non-U.S. stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of our stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a "controlled foreign corporation" for federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (a) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a foreign stockholder, and (b) information reporting will not apply if the non-U.S. stockholder satisfies certification requirements regarding its status as a foreign stockholder.

Foreign Accounts

        Stockholders that acquire our stock through an account maintained at a non-U.S. financial institution should be aware that the Foreign Account Tax Compliance Act (which we refer to as "FATCA") provides that a 30% withholding tax will be imposed on certain payments made to a foreign entity (such as dividends that we pay and proceeds from the sale of our stock) if such entity fails to satisfy certain new disclosure and reporting rules. FATCA generally requires that (i) in the case of a stockholder that is a foreign financial institution (defined broadly to include a hedge fund, a private equity fund, a mutual fund, a securitization vehicle or other investment vehicle), the entity identify and provide information with respect to financial accounts with such entity held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities and (ii) in the case of a stockholder that is a non-financial foreign entity, the entity identify and provide information with respect to substantial U.S. owners of such entity.

        The IRS has released guidance providing that FATCA withholding with respect to gross proceeds from the disposition of stock will not be imposed on payments made prior to January 1, 2019. The U.S. Treasury has signed certain Intergovernmental Agreements with other countries to implement the exchange of information required under FATCA. Stockholders that invest in our Company through an account maintained at a non-U.S. financial institution are strongly encouraged to consult with their own tax advisors regarding the potential application and impact of FATCA and any Intergovernmental Agreement between the United States and their home jurisdiction in connection with FATCA compliance.

State, Local and Foreign Taxation

        We may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which we transact business or make investments, and our stockholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the federal income tax consequences summarized above. In addition, a stockholder's state, local and foreign tax treatment may not conform to the federal income tax consequences summarized above. Consequently, prospective investors should consult their tax advisors regarding the effect of state, local and foreign tax laws on an investment in our stock.

Possible Legislative or Other Actions Affecting Tax Considerations

        Prospective investors and stockholders should recognize that the present U.S. federal income tax treatment of an investment in our stock may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our stock.

PLAN OF DISTRIBUTION

        We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Each prospectus supplement will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities, and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement, if any. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

        Shares may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange (which we refer to as the "NYSE") or other stock exchange rules; (iv) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent, and, in general, the underwriters will be obligated to purchase all of the series of securities, if any are purchased.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

        In connection with offering securities pursuant to this prospectus, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

        The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        Our common stock is listed for trading on the NYSE under the symbol "ANH." Our 8.625% Series A Cumulative Preferred Stock (which we refer to as our "Series A Preferred Stock") is listed for trading on the NYSE under the symbol "ANHPRA." Our 6.25% Series B Cumulative Convertible Preferred Stock (which we refer to as our "Series B Preferred Stock") is listed for trading on the NYSE under the symbol "ANHPRB." Our 7.625% Series C Cumulative Redeemable Preferred Stock (which we refer to as our "Series C Preferred Stock") is listed for trading on the NYSE under the symbol "ANHPRC." All other series of our preferred stock, other than our Series A Preferred Stock, our Series B Preferred Stock and our Series C Preferred Stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

 LEGAL MATTERS

        Certain tax matters and legal matters relating to the offering, sale and issuance of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP. Additional legal matters may be passed upon for any underwriters, dealers or agents, by counsel that will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements, including the related consolidated financial statement schedules, of Anworth Mortgage Asset Corporation as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, and the effectiveness of internal control over financial reporting as of December 31, 2018, incorporated by reference in this prospectus have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated by reference in this prospectus and the registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC's rules allow us to "incorporate by reference" information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC under the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act"). The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. We have filed with the SEC, and incorporate by reference into this prospectus and any accompanying prospectus supplement, the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on February 28, 2019, including portions of our Definitive Proxy Statement on Schedule 14A filed on March 15, 2019 to the extent specifically incorporated by reference therein;

  •
  our Current Reports on Form 8-K filed on February 28, 2019, March 14, 2019, and March 29, 2019;

  •
  the description of our common stock included in our registration statement on Form 8-A filed on April 30, 2003;

  •
  the description of our Series A Cumulative Preferred Stock included in our registration statement on Form 8-A filed on November 3, 2004;

  •
  the description of our Series B Cumulative Convertible Preferred Stock included in our registration statement on Form 8-A filed on January 30, 2007; and

  •
  the description of our Series C Cumulative Redeemable Preferred Stock included in our registration statement on Form 8-A filed on January 23, 2015.

        Any documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of the registration statement and prior to the effectiveness of the registration statement, and any documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates, will automatically be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing those documents. Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document which is also incorporated by reference modifies or supersedes that statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

        We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person's written or oral request, a copy of any of the information incorporated by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:

Anworth Mortgage Asset Corporation
1299 Ocean Avenue, 2nd Floor
Santa Monica, California 90401
Attention: Corporate Secretary
(310) 255-4493

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the offer and sale of the offered securities. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the offer and sale of the offered securities, we refer you to the registration statement and the accompanying exhibits. With respect to statements in this prospectus about the contents of any contract, agreement or other document, we refer you to the copy of such contract, agreement or other document filed or incorporated by reference as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers.

        We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. A copy of the registration statement and the accompanying exhibits and any other document we file with the SEC may be accessed on the SEC's website at www.sec.gov. This website contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

        We maintain a website at www.anworth.com. You may access our periodic reports, proxy statements and other information that we file with, or furnish to, the SEC free of charge at this website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website, however, is not incorporated by reference into, and is not and should not be deemed to be a part of, this prospectus.

$490,236,182

Anworth Mortgage Asset Corporation

Common Stock

Preferred Stock

Warrants

PROSPECTUS

                        , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth an estimate of our expenses that we may incur in connection with the registration of the securities being registered hereunder. All amounts are estimates except the SEC registration fee.

Description	Amount
U.S. Securities and Exchange Commission Registration Fee	$0	(1)
Legal Fees and Expenses	350,000
Accounting Fees and Expenses	175,000
Transfer Agent and Registrar Fees and Expenses	25,000
Printing	125,000
Miscellaneous	30,000

Total	$705,000

(1)
In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended, this Registration Statement carries over $490,236,182 of unsold securities that were previously registered by the Registrant pursuant to its registration statement on Form S-3 (File No. 333-210567) (which we refer to as the "Prior Registration Statement"), which was initially filed with the SEC on April 1, 2016, and declared effective by the SEC on April 13, 2016. In connection with the registration of the offering and sale of such unsold securities under the Prior Registration Statement, the Registrant previously paid the applicable registration fee which will continue to be applied to such unsold securities included in this Registration Statement. Accordingly, the amount of the SEC registration fee is $0 because no additional securities are being registered in this Registration Statement.

Item 15.    Indemnification of Directors and Officers.

  Maryland General Corporation Law; Charter; and Bylaws

        Section 2-418 of the Maryland General Corporation Law permits us to indemnify, subject to the exceptions set forth therein, any director or officer of our Company who is made a party to any proceeding by reason of service in that capacity to our Company, or who is or was, serving as such with respect to another entity at the request of our Company. The Maryland General Corporation Law also provides that we may purchase insurance on behalf of our directors, officers, employees or agents.

        Our charter and bylaws require us to provide for indemnification of our officers and directors substantially identical in scope to that permitted under Section 2-418 of the Maryland General Corporation Law. Our bylaws also provide that we must pay the expenses of our officers and directors (acting in their capacity as such) incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of a written undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of appropriate jurisdiction that the officer or director is not entitled to be indemnified by us.

        Our charter limits the liability of our directors and officers for money damages to us and our stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except:

  •
  to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or

  •
  if a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        This provision does not limit our ability or our stockholders' ability to obtain other relief, such as an injunction or rescission.

Item 16.    Exhibits.

        The following exhibits are part of this Registration Statement on Form S-3 and are numbered in accordance with Item 601 of Regulation S-K.

Exhibit Number	Description
4.1	Amended Articles of Incorporation (incorporated by reference from the initial filing of our Registration Statement on Form S-11 (Registration No. 333-38641) filed with the SEC on October 24, 1997)
4.2	Articles of Amendment to Amended Articles of Incorporation (incorporated by reference from our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 15, 2003)
4.3	Articles of Amendment to Amended Articles of Incorporation (incorporated by reference from our Current Report on Form 8-K filed with the SEC on May 28, 2008)
4.4	Articles Supplementary for Series A Cumulative Preferred Stock (incorporated by reference from our Current Report on Form 8-K filed with the SEC on November 3, 2004)
4.5	Articles Supplementary for Series A Cumulative Preferred Stock (incorporated by reference from our Current Report on Form 8-K filed with the SEC on January 21, 2005)
4.6	Articles Supplementary for Series B Cumulative Convertible Preferred Stock (incorporated by reference from our Current Report on Form 8-K filed with the SEC on January 30, 2007)
4.7	Articles Supplementary for Series B Cumulative Convertible Preferred Stock (incorporated by reference from our Current Report on Form 8-K filed with the SEC on May 21, 2007)
4.8	Articles Supplementary for Series C Cumulative Redeemable Preferred Stock (incorporated by reference from our Registration Statement on Form 8-A filed with the SEC on January 23, 2015)
4.9	Articles Supplementary for Series C Cumulative Redeemable Preferred Stock (incorporated by reference from our Current Report on Form 8-K filed with the SEC on March 6, 2015)
4.10	By-Laws (incorporated by reference from our Current Report on Form 8-K filed with the SEC on March 13, 2009)
4.11	Amendment of Bylaws (incorporated by reference from our Current Report on Form 8-K filed with the SEC on April 1, 2014)

Exhibit Number	Description
4.12	Specimen Common Stock Certificate (incorporated by reference from Amendment No. 1 to our Registration Statement on Form S-11 (Registration No. 333-38641) filed with the SEC on December 12, 1997)
4.13	Specimen Preferred Stock Certificate (incorporated by reference from our Registration Statement on Form S-3 (Registration No. 333-85036) filed with the SEC on March 27, 2002)
4.14	Specimen Series A Cumulative Preferred Stock Certificate (incorporated by reference from our Current Report on Form 8-K filed with the SEC on November 3, 2004)
4.15	Specimen Series B Cumulative Convertible Preferred Stock Certificate (incorporated by reference from our Current Report on Form 8-K filed with the SEC on January 30, 2007)
4.16	Specimen Series C Cumulative Redeemable Preferred Stock Certificate (incorporated by reference from our Registration Statement on Form 8-A filed with the SEC on January 23, 2015)
5.1	Opinion of Greenberg Traurig, LLP
8.1	Opinion of Greenberg Traurig, LLP regarding certain tax matters
23.1	Consent of RSM US LLP
23.2	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 5.1)
23.3	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 8.1)
24.1	Powers of Attorney (included on page II-6)

Item 17.    Undertakings.

(a)
The undersigned registrant (which we refer to as the "Registrant") hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (which we refer to as the "Securities Act");

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act") that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (A)
  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

    The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on April 4, 2019.

ANWORTH MORTGAGE ASSET CORPORATION
By:	/s/ JOSEPH E. MCADAMS Joseph E. McAdams Chairman of the Board, Chief Executive Officer, and President

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph E. McAdams and Charles J. Siegel, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH E. MCADAMS Joseph E. McAdams	Chairman of the Board, Chief Executive Officer, and President (Principal Executive Officer)	April 4, 2019
/s/ CHARLES J. SIEGEL Charles J. Siegel	Chief Financial Officer, Treasurer, and Secretary (Principal Financial Officer and Principal Accounting Officer)	April 4, 2019
/s/ JOSEPH LLOYD MCADAMS Joseph Lloyd McAdams	Director	April 4, 2019

Signature	Title	Date

/s/ LEE A. AULT, III Lee A. Ault, III	Director	April 4, 2019
/s/ JOE E. DAVIS Joe E. Davis	Director	April 4, 2019
/s/ ROBERT C. DAVIS Robert C. Davis	Director	April 4, 2019
/s/ MARK S. MARON Mark S. Maron	Director	April 4, 2019
/s/ DOMINIQUE MIELLE Dominique Mielle	Director	April 4, 2019